Exhibit 10.1 EXECUTION VERSION Published Deal CUSIP Number: 90344JAC8 Published Facility CUSIP Number: 90344JAD6 CREDIT AND GUARANTY AGREEMENT Dated as of April 17, 2020 among U.S. CONCRETE, INC., as Borrower, CERTAIN SUBSIDIARIES OF U.S. CONCRETE, INC., as Guarantors, THE FINANCIAL INSTITUTIONS NAMED HEREIN, as Lenders, and BANK OF AMERICA, N.A., as Administrative Agent, BOFA SECURITIES, INC., as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1.1 Defined Terms ................................................................................................................................................. 1 1.2 Other Interpretive Provisions ........................................................................................................................ 49 1.3 Accounting Terms ......................................................................................................................................... 51 1.4 Rounding ....................................................................................................................................................... 51 1.5 Times of Day ................................................................................................................................................. 51 1.6 Currency Equivalents Generally.................................................................................................................... 51 1.7 Interest Rates ................................................................................................................................................. 52 1.8 Classification of Term Loans ........................................................................................................................ 52 1.9 Effectuation of Transactions ......................................................................................................................... 52 ARTICLE II TERM LOANS / INTEREST / PAYMENTS 2.1 The Term Loans ............................................................................................................................................ 52 2.2 Borrowings, Conversions and Continuations of Term Loans........................................................................ 52 2.3 Prepayments .................................................................................................................................................. 53 2.4 Termination of Commitments ....................................................................................................................... 55 2.5 Repayment of Term Loans ............................................................................................................................ 56 2.6 Interest ........................................................................................................................................................... 56 2.7 Fees ............................................................................................................................................................... 57 2.8 Computation of Interest and Fees .................................................................................................................. 57 2.9 Evidence of Debt ........................................................................................................................................... 57 2.10 Payments Generally; Administrative Agent’s Clawback .............................................................................. 57 2.11 Sharing of Payments by Lenders ................................................................................................................... 58 2.12 Incremental Term Loans ............................................................................................................................... 59 2.13 Extension Amendments ................................................................................................................................. 63 2.14 Refinancing Amendments ............................................................................................................................. 65 2.15 Defaulting Lenders ........................................................................................................................................ 67 ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 3.1 Taxes ............................................................................................................................................................. 68 3.2 Illegality ........................................................................................................................................................ 71 3.3 Inability to Determine Rates .......................................................................................................................... 72 3.4 Increased Costs .............................................................................................................................................. 73 3.5 Compensation for Losses .............................................................................................................................. 74 3.6 Mitigation Obligations; Replacement of Lenders.......................................................................................... 75 3.7 Survival ......................................................................................................................................................... 75 ARTICLE IV CONDITIONS 4.1 Conditions to Effectiveness of Agreement .................................................................................................... 75 4.2 Conditions to Each Funding Date.................................................................................................................. 78 i

ARTICLE V

GENERAL WARRANTIES AND REPRESENTATIONS

5.1	Organization and Qualification	78
5.2	Power and Authority	78
5.3	Enforceability	78
5.4	Capital Structure	78
5.5	Title to Properties; Priority of Liens	79
5.6	Financial Statements; Material Adverse Effect	79
5.7	Solvency	80
5.8	Surety Obligations	80
5.9	Taxes	80
5.10	Brokers	80
5.11	Intellectual Property	80
5.12	Governmental Approvals	80
5.13	Compliance with Laws	80
5.14	Compliance with Environmental Laws	80
5.15	Burdensome Contracts	81
5.16	Litigation	81
5.17	No Defaults	81
5.18	ERISA	81
5.19	Trade Relations	82
5.20	Labor Relations	82
5.21	Not a Regulated Entity	82
5.22	Use of Proceeds; Margin Stock	82
5.23	Sanctions	82
5.24	Anti-Corruption Laws	82
5.25	Complete Disclosure	83
5.26	Affected Financial Institutions	83
5.27	Covered Entities	83
5.28	Beneficial Ownership Certification	83

ARTICLE VI

AFFIRMATIVE COVENANTS

6.1	Books and Records	83
6.2	Financial Statements and Other Information	83
6.3	Notices	85
6.4	Preservation of Legal Existence and Good Standing	86
6.5	Compliance with Laws	86
6.6	Taxes	86
6.7	Maintenance of Property	86
6.8	Maintenance of Insurance	86
6.9	Licenses	86
6.10	Inspection Rights	87
6.11	Use of Proceeds	87
6.12	Further Assurances; After-Acquired Property	87
6.13	Additional Loan Parties	88
6.14	[Reserved]	88
6.15	Compliance with ERISA	88
6.16	Anti-Corruption Laws; Sanctions	88
6.17	MIRE Events	89

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ARTICLE VII NEGATIVE COVENANTS 7.1 Limitation on Restricted Payments ............................................................................................................... 89 7.2 Limitation on Indebtedness ........................................................................................................................... 92 7.3 Limitation on Liens ....................................................................................................................................... 95 7.4 Limitations on Restrictions on Distributions from Restricted Subsidiaries ................................................... 96 7.5 Limitation on Sales of Assets and Subsidiary Stock ..................................................................................... 97 7.6 Limitation on Affiliate Transactions ............................................................................................................. 98 7.7 Limitation on Line of Business ..................................................................................................................... 99 7.8 Limitation on Fundamental Changes ............................................................................................................. 99 7.9 Impairment of Security Interest ................................................................................................................... 101 7.10 Amendment of Subordinated Obligations and Specified Junior Indebtedness ............................................ 101 7.11 Fiscal Year .................................................................................................................................................. 101 ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.1 Events of Default ......................................................................................................................................... 101 8.2 Remedies upon Event of Default ................................................................................................................. 103 8.3 Application of Funds ................................................................................................................................... 103 ARTICLE IX THE AGENT 9.1 Appointment and Authority ......................................................................................................................... 104 9.2 Rights as a Lender ....................................................................................................................................... 104 9.3 Exculpatory Provisions................................................................................................................................ 104 9.4 Reliance by Administrative Agent .............................................................................................................. 105 9.5 Delegation of Duties .................................................................................................................................... 106 9.6 Resignation of Administrative Agent .......................................................................................................... 106 9.7 Non-Reliance on the Administrative Agent, the Arranger and the Other Lenders ...................................... 107 9.8 No Other Duties, Etc ................................................................................................................................... 107 9.9 Administrative Agent May File Proofs of Claim; Credit Bidding ............................................................... 107 9.10 Concerning the Collateral, Guaranties and Related Loan Documents ........................................................ 108 9.11 Certain ERISA Matters ............................................................................................................................... 109 ARTICLE X GUARANTY 10.1 Guaranty of the Obligations ........................................................................................................................ 110 10.2 Contribution by Guarantors ......................................................................................................................... 111 10.3 Payment by Guarantors ............................................................................................................................... 111 10.4 Liability of Guarantors Absolute ................................................................................................................. 111 10.5 Waivers by Guarantors ................................................................................................................................ 113 10.6 Guarantors’ Rights of Subrogation, Contribution, etc ................................................................................. 113 10.7 Subordination of Other Obligations ............................................................................................................ 114 10.8 Continuing Guaranty ................................................................................................................................... 114 10.9 Authority of Guarantors or Borrowers ........................................................................................................ 114 10.10 Financial Condition of the Borrower ........................................................................................................... 114 10.11 Bankruptcy, etc............................................................................................................................................ 114 iii

ARTICLE XI MISCELLANEOUS 11.1 Amendments, Etc ........................................................................................................................................ 115 11.2 Notices; Effectiveness; Electronic Communications ................................................................................... 116 11.3 No Waiver; Cumulative Remedies; Enforcement ....................................................................................... 117 11.4 Expenses; Indemnity; Damage Waiver ....................................................................................................... 118 11.5 Payments Set Aside ..................................................................................................................................... 120 11.6 Successors and Assigns ............................................................................................................................... 120 11.7 Treatment of Certain Information; Confidentiality ..................................................................................... 124 11.8 Right of Setoff ............................................................................................................................................. 125 11.9 Interest Rate Limitation ............................................................................................................................... 125 11.10 Counterparts; Integration; Effectiveness ..................................................................................................... 126 11.11 Survival of Representations and Warranties ............................................................................................... 126 11.12 Severability ................................................................................................................................................. 126 11.13 Replacement of Lenders .............................................................................................................................. 126 11.14 Governing Law; Jurisdiction; Etc ................................................................................................................ 127 11.15 Waiver of Jury Trial .................................................................................................................................... 128 11.16 No Advisory or Fiduciary Responsibility .................................................................................................... 128 11.17 Electronic Execution of Assignments and Certain Other Documents ......................................................... 128 11.18 USA PATRIOT Act .................................................................................................................................... 128 11.19 ENTIRE AGREEMENT ............................................................................................................................. 129 11.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions .............................................. 129 11.21 Acknowledgement Regarding Any Supported QFCs .................................................................................. 129 iv

EXHIBITS AND SCHEDULES EXHIBIT A FORM OF AFFILIATE ASSIGNMENT AGREEMENT EXHIBIT B FORM OF ASSIGNMENT AND ASSUMPTION EXHIBIT C FORM OF COMMITTED LOAN NOTICE EXHIBIT D FORM OF NOTICE OF LOAN PREPAYMENT EXHIBIT E FORM OF PROMISSORY NOTE EXHIBIT F FORM OF PERFECTION CERTIFICATE AND SUPPLEMENT EXHIBIT G FORM OF U.S. TAX COMPLIANCE CERTIFICATES EXHIBIT H FORM OF SOLVENCY CERTIFICATE EXHIBIT I FORM OF COMPLIANCE CERTIFICATE EXHIBIT J FORM OF CLOSING CERTIFICATE EXHIBIT K FORM OF MORTGAGE EXHIBIT L AUCTION PROCEDURES SCHEDULE 1.1 LENDERS’ COMMITMENTS SCHEDULE 1.2 GUARANTORS SCHEDULE 1.3 INVESTMENTS SCHEDULE 1.4 UNRESTRICTED SUBSIDIARIES SCHEDULE 1.5 INITIAL QUARRY PROPERTIES SCHEDULE 1.6 INITIAL NON-QUARRY PROPERTIES SCHEDULE 5.1 ORGANIZATION AND QUALIFICATION SCHEDULE 5.4 CAPITAL STRUCTURE SCHEDULE 5.8 SURETY OBLIGATIONS SCHEDULE 5.9 TAXES SCHEDULE 5.11 INTELLECTUAL PROPERTY SCHEDULE 5.14 ENVIRONMENTAL LAWS SCHEDULE 5.15 BURDENSOME CONTRACTS SCHEDULE 5.16 LITIGATION SCHEDULE 5.18 ERISA MATTERS SCHEDULE 5.20 LABOR RELATIONS SCHEDULE 7.2 INDEBTEDNESS SCHEDULE 7.3 LIENS SCHEDULE 7.4 LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS SCHEDULE 7.6 AFFILIATE TRANSACTIONS SCHEDULE 11.2 NOTICE INFORMATION v

CREDIT AND GUARANTY AGREEMENT This Credit and Guaranty Agreement, dated as of April 17, 2020, among U.S. Concrete, Inc., a Delaware corporation (the “Borrower”), the Guarantors (as defined below) party hereto, the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Bank of America, N.A., as the administrative agent and collateral agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”). W I T N E S E T H: WHEREAS, the Borrower has requested that the Lenders provide up to $180,000,000 aggregate principal amount of Initial Term Loans during the Delayed Draw Availability Period (as defined below) for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein; and WHEREAS, the Guarantors party hereto agree to guarantee the Borrower’s obligations hereunder. NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below: “ABL Agreement” means the Third Amended and Restated Loan and Security Agreement, dated as of August 31, 2017, among the Borrower, the subsidiaries of the Borrower from time to time party thereto as “Borrowers”, the subsidiaries of the Borrower from time to time party thereto as “Guarantors”, the financial institutions party thereto as “Lenders”, and Bank of America, as agent for the Lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and, in each case, as amended by the First Amendment thereto, dated as of November 14, 2017. “ABL Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Agreement Date, by and among Bank of America, as agent under the ABL Agreement, and Bank of America, as the Administrative Agent under this Agreement, and the other parties thereto from time to time. “ABL Priority Collateral” has the meaning specified in the ABL Intercreditor Agreement. “Acceleration” has the meaning specified in Section 8.1(e). “Acceptable Intercreditor Agreement” means an intercreditor agreement containing customary terms and conditions for comparable transactions, which shall be in form and substance reasonably acceptable to the Administrative Agent. “Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person. “Act” has the meaning specified in Section 11.18. “Additional Assets” means:

(1) any property, plant or equipment used or useful in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business. “Additional Lender” means any Person that has agreed to provide Incremental Term Loans pursuant to Section 2.12 or Refinancing Term Loans pursuant to Section 2.14, whether or not such Person was a Lender hereunder immediately prior to such time. “Additional Loan Party” has the meaning specified in Section 6.13. “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Liens” means the Liens in the Collateral granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings. “Affiliate Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit A, with such amendments or modifications as may be approved by Administrative Agent. “Affiliate Transaction” has the meaning specified in Section 7.6(a). “Aggregate Payments” has the meaning specified in Section 10.2. “Aggregate Related Business” means any Related Business operating in the aggregate products segment. For the purposes of this definition, “aggregate” means the raw material used in the production of ready-mixed concrete. “Agreement” means this Credit and Guaranty Agreement, as amended, amended and restated, modified or supplemented from time to time. “Agreement Date” means the date of this Agreement. “All-In-Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an interest rate benchmark floor, or otherwise, in each case, Incurred or payable by the Borrower generally to all the lenders or holders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year (4-year) life to maturity (or, if less, the stated life to maturity at the time of Incurrence of the applicable Indebtedness); provided, further, that “All-In-Yield” shall not include ticking fees, unused line fees, amendment fees, arrangement fees, syndication fees, structuring fees, 2 commitment fees, underwriting fees and similar fees (regardless of whether paid, in whole or in part, to any or all lenders or holders of such Indebtedness) or other fees not paid generally to all lenders or holders of such Indebtedness. “Anti-Corruption Laws” has the meaning specified in Section 5.24. “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Applicable Percentage” means in respect of any Class of Term Loans, with respect to any Lender of such Class, the percentage (carried out to the ninth decimal place) of the total outstanding principal amount of the Term Loans of such Class represented by such Lender’s Term Loans of such Class at such time. “Applicable Rate” means, for any day, with respect to any Initial Term Loans that are Eurodollar Rate Term Loans or Base Rate Term Loans, the applicable per annum rate set forth in the grid below under the caption “Eurodollar Rate Term Loan Spread” or “Base Rate Term Loan Spread”, as the case may be, based upon the aggregate principal amount of Initial Term Loans borrowed on or after the Closing Date: Aggregate Principal Amount of Initial Term Eurodollar Rate Base Rate Term Pricing Level Loans Borrowed on or after the Closing Date Term Loan Spread Loan Spread 1 ≤ $100,000,000 2.75% 1.75% 2 > $100,000,000 and ≤ $150,000,000 3.25% 2.25% 3 > $150,000,000 3.75% 2.75% “Approved Fund” means any Fund (other than a Disqualified Institution) that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner. “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any Restricted Subsidiary, including any such transaction by means of a merger, consolidation or similar transaction and including an issuance of Capital Stock by a Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), of: (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary); (2) all or substantially all the assets of any division or line of business of the Borrower or any Restricted Subsidiary; or (3) any other assets of the Borrower or any Restricted Subsidiary outside the ordinary course of business of the Borrower or such Restricted Subsidiary, other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party (or must become a Guarantor substantially simultaneously with such disposition) or (ii) such disposition must be permitted by Section 7.1; (B) for purposes of Section 7.5, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof and its component definitions) and that is not prohibited by Section 7.1 and (y) a disposition of all or substantially all the assets of the Borrower in accordance with Section 7.8; 3

(C) a disposition of assets with a Fair Market Value of less than $20,000,000; (D) a disposition of cash or Temporary Cash Investments pursuant to any transaction permitted under the Loan Documents; (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); (F) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (G) disposals or replacements of obsolete, worn out, uneconomical or surplus property or equipment; (H) whether or not allowable under Section 1031 of the Code, any trade or exchange of assets for Additional Assets; provided, however, that (x) an amount equal to the amount of Net Available Cash, if any, received by the Borrower or any Restricted Subsidiary from such transaction must be applied in accordance with Section 2.3(b)(iii) if such transaction otherwise constitutes an “Asset Disposition” but for this clause (H) and (y) upon consummation of any such exchange by any Loan Party, to the extent the assets received do not constitute Excluded Assets, the Administrative Agent shall have a perfected Lien with the same priority as the Lien held on the assets so exchanged; (I) the unwinding of any Hedging Obligations; (J) any Sale/Leaseback Transactions permitted by this Agreement; provided, however, that an amount equal to the amount of Net Available Cash, if any, received by the Borrower or any Restricted Subsidiary from such transaction must be applied in accordance with Section 2.3(b)(iii) if such transaction otherwise constitutes an “Asset Disposition” but for this clause (J); (K) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case, in the ordinary course of business; (L) the Licensing or sublicensing of Intellectual Property or other general intangibles and Licenses, sublicenses, leases or subleases of other property, in each case, in the ordinary course of business which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries; (M) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable that arose in the ordinary course of business for collection; (N) a disposition of property pursuant to foreclosure, condemnation or eminent domain (or deed in lieu thereof) or any similar action; provided, however, that an amount equal to the amount of Net Available Cash from such transaction must be applied in accordance with Section 2.3(b)(iii) if such transaction otherwise constitutes an “Asset Disposition” but for this clause (N); (O) any disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and (Q) any Royalty Interest created, issued or assumed in connection with the acquisition of properties containing aggregate reserves that are subject thereto (or created, issued or assumed within 90 days after such acquisition), if the owner or purchaser of such Royalty Interest has recourse solely to such properties and the proceeds thereof, subject to the obligation of the grantor or transferor of such Royalty Interest to operate and maintain the related properties in a prudent manner or other customary standard, to deliver the associated production (if required), and to indemnify with respect to customary matters. Any disposition of Capital Stock of any Loan Party from the Borrower or any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary otherwise permitted by the definition hereof that results in any Guarantor 4 becoming a non-Guarantor shall be treated as an Investment in a non-Guarantor for purposes of (and subject to) the definition of “Permitted Investment” and Section 7.1 in an amount equal to the Fair Market Value of such Guarantor prior to giving effect to such disposition. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent. “Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel engaged by the Administrative Agent (limited to one primary counsel and not more than one local counsel for each relevant jurisdiction (including relevant foreign jurisdictions) or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)). “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in the Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” “Auction” has the meaning specified in Section 11.6(f). “Auction Manager” means (a) either the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor agreed by the Borrower and the Administrative Agent (whether or not an affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 11.6(f). “Auction Procedures” has the meaning specified in Exhibit L. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail- In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank of America” means Bank of America, N.A., a national banking association, or any successor entity thereto. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.” “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.3 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Base Rate shall be less than 1.75%, such rate shall be deemed 1.75% for purposes of this Agreement. 5

“Base Rate Term Loan” means any Term Loan during any period for which it bears interest based on the Base Rate. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” has the meaning specified in the introductory paragraph to this Agreement. “Borrower Materials” has the meaning specified in Section 6.2. “Borrowing” means a borrowing hereunder consisting of Term Loans of one Type made on the same day by Lenders to the Borrower and, in the case of Eurodollar Rate Term Loans, having the same Interest Period. “Borrowing Base” means, on any date of determination, an amount equal to the sum, without duplication, of: (a) 90% of the face amount of accounts receivable of the Borrower and its Restricted Subsidiaries, plus (b) 70% of the book value of inventory of the Borrower and its Restricted Subsidiaries, plus (c) the sum of (w) 85% of the net orderly liquidation value of trucks of the Borrower and its Restricted Subsidiaries as of the latest date on which the administrative agent under any Credit Facility has received an appraisal calculating the net orderly liquidation value of such trucks (the “Truck Appraisal Date”), plus (x) 80% of the cost of trucks of the Borrower and its Restricted Subsidiaries acquired since the Truck Appraisal Date, minus (y) 85% of the net orderly liquidation value of trucks of the Borrower and its Restricted Subsidiaries that have been sold since the Truck Appraisal Date, minus (z) 85% of the depreciation amount applicable to trucks of the Borrower and its Restricted Subsidiaries, provided that the trucks included in any calculation under this clause (c) shall include only those trucks that are eligible to be included in a borrowing base calculation under a Credit Facility, plus (d) the sum of (x) 85% of the net orderly liquidation value of bulldozers, trailers, haul trucks, loaders, excavators, earth moving equipment and related wheeled and/or tracked equipment (other than trucks included under clause (c) above) of the Borrower and its Restricted Subsidiaries (collectively, the “Machinery”) as of the latest date on which the administrative agent under any Credit Facility has received an appraisal calculating the net orderly liquidation value of the Machinery (the “Machinery Appraisal Date”), minus (y) 85% of the net orderly liquidation value of the Machinery that has been sold since the Machinery Appraisal Date, minus (z) 85% of the depreciation amount applicable to the Machinery of the Borrower and its Restricted Subsidiaries, provided that the Machinery included in any calculation under this clause (d) shall include only the Machinery that is eligible to be included in a borrowing base calculation under a Credit Facility, plus (e) 90% of the book value of aggregates reserves of the Borrower and its Restricted Subsidiaries, in each case of clauses (a) through (e) above, determined using the most recent information available as of the last day of the most recent Fiscal Quarter of the Borrower for which financial statements have been delivered hereunder. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Term Loan, means any such day that is also a London Banking Day. 6

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 7.3, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased. “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity. “Cash Management Arrangement” means any agreement or other arrangement entered into in the ordinary course of business governing the provision of treasury or cash management services, including deposit accounts, overdraft, funds transfer, automated clearinghouse, zero balance accounts, cash pooling (including notional cash pooling), returned check, concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, commercial credit cards, merchant card services, purchase or debit cards (including non-card e- payables services), and any other deposit or operating account relationships or other treasury, cash management or similar services, and in each case including any associated lines or extensions of credit and related collateral and security arrangements. “CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957), but only if a “United States person” (within the meaning of Section 7701(a)(30)) that is an Affiliate of the Borrower or any Guarantor is, with respect to such person, a “United States shareholder” (within the meaning of Section 951(b)) described in Section 951(a)(1); and (b) each Subsidiary of any Person described in clause (a). For purposes of this definition, all Section references are references to the applicable Section of the Code. “CFC Holdco” means any Domestic Subsidiary with no material assets other than Capital Stock of one or more Foreign Subsidiaries of the Borrower that are CFCs. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Change of Control” means the occurrence of any of the following events: (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of the Borrower held by any other person (the “parent entity”), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity); 7

(2) the adoption of a plan relating to the liquidation or dissolution of the Borrower; or (3) the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale of all or substantially all of the assets of the Borrower (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Borrower immediately prior to such transaction own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Obligations and a Subsidiary of the transferor of such assets. “Class” (a) when used with respect to Lenders, refers to whether such Lenders have Term Loans or Commitments with respect to a particular Class of Term Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Term Loan Commitments, Incremental Term Commitments or Refinancing Term Commitments, in each case, not designated part of another existing Class and (c) when used with respect to Term Loans, refers to whether such Term Loans are Initial Term Loans, Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, in each case not designated part of another existing Class. Commitments (and, in each case, the Term Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Term Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. “Closing Date” means with respect to (a) the Initial Term Loans, the later of the Agreement Date and the first date on which all of the applicable conditions set forth in Section 4.1 have been fulfilled (or waived in accordance with Section 11.1) and (b) any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, the Incremental Tranche Closing Date, Extension Date or Refinancing Closing Date, as applicable. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means all of the Borrower’s and Guarantors’ “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Collateral Documents and all of the other property that is or is purported under the terms of the Collateral Documents to be subject to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties. “Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements required to be delivered to the Administrative Agent pursuant to Section 6.12 or 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. “Commitment” means the Initial Term Loan Commitment, the Incremental Term Commitment or the Refinancing Term Commitment of a Lender, as the context may require, and “Commitments” means such commitments of all Lenders. “Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Term Loans, pursuant to Section 2.2(a), which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower. “Commodity Agreement” means any commodity swap or any other similar agreement for the purposes of protecting against or managing exposure to fluctuations in commodity prices. “Compliance Certificate” means a certificate substantially in the form of Exhibit I. 8

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four (4) consecutive Fiscal Quarters for which financial statements of the Borrower have been delivered hereunder to (y) Consolidated Interest Expense for such four Fiscal Quarters; provided, however, that: (1) if the Borrower or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period; (2) if the Borrower or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness (each, a “Discharge”) since the beginning of such period or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been or is to be permanently repaid and the related commitment terminated and not replaced) and (x) such Indebtedness is to be Discharged on the date of such transaction or (y) an irrevocable notice of Discharge has been given on or prior to the date of such transaction (including a conditional notice that has become irrevocable as a result of the satisfaction or waiver of the conditions therein), then EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such Discharge had occurred on the first day of such period and as if the Borrower or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to Discharge such Indebtedness; (3) if, since the beginning of such period, the Borrower or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Restricted Subsidiary Discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale); (4) if, since the beginning of such period, the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Borrower or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period. 9

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Responsible Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Borrower, the interest rate shall be calculated by applying such optional rate chosen by the Borrower. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four Fiscal Quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes. “Consolidated Current Assets” as of the date of determination means the aggregate amount of assets of the Borrower and its consolidated Restricted Subsidiaries, which may properly be classified as current assets (excluding cash and Temporary Cash Investments and the current portion of current and deferred income taxes), on a consolidated basis. “Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Borrower and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating: (1) all intercompany items between the Borrower and any Restricted Subsidiary; (2) all current maturities of Indebtedness, as determined in accordance with GAAP consistently applied; and (3) any liabilities resulting from mark to market requirement of any derivative security. “Consolidated Interest Expense” means, for any period, the total interest expense (less interest income) of the Borrower and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Borrower or its Restricted Subsidiaries, without duplication: (1) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations; (2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense; (3) capitalized interest; (4) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense; 10

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (6) net payments pursuant to Hedging Obligations; (7) the product of (a) all dividends accrued in respect of all Disqualified Stock of the Borrower and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Borrower or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Borrower), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock or Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Borrower in good faith); (8) interest Incurred in connection with Investments in discontinued operations; (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Borrower or any Restricted Subsidiary; and (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with Indebtedness Incurred by such plan or trust. “Consolidated Net Income” means, for any period, the net income of the Borrower and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (1) any net income of any Person (other than the Borrower) if such Person is not a Restricted Subsidiary, except that: (A) subject to the exclusion contained in clause (4) below, the Borrower’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and (B) the Borrower’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (2) any net income (or loss) of any Person acquired by the Borrower or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition; (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower, except that: (A) subject to the exclusion contained in clause (4) below, the Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and (B) the Borrower’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; 11

(4) any net after-tax gain (or loss) realized upon the sale or other disposition of any assets of the Borrower, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any net after-tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (5) net after-tax extraordinary gains or losses and net after-tax nonrecurring or unusual noncash gains or charges; (6) the cumulative effect of a change in accounting principles; (7) any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness; (8) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815); (9) any non-cash charges or other noncash expenses or charges arising from any grant of or issuance or repricing of Capital Stock or other equity-based awards or any amendment or substitution of any such Capital Stock or other equity-based awards; (10) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered in relation to the Indebtedness extinguished; (11) any gain or loss resulting from (A) any mark-to-market requirement with respect to any derivative security, including warrants or (B) any non-cash change in value of contingent consideration associated with any Post-Closing Payment or similar payment obligation; (12) any net after-tax gain or loss from disposed or discontinued operations or disposal of discontinued operations; (13) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP; (14) any expenses or reserves for liabilities to the extent that the Borrower or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; provided that any liabilities for which the Borrower or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Borrower or such Restricted Subsidiary will not be indemnified; (15) any restoration to income of any contingency reserve, except to the extent that provisions for such reserve was made out of Consolidated Net Income accrued at any time following the Start Date; and (16) any charges or credits relating to the adoption of fresh start accounting principles; in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under Section 7.1 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Borrower or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 7.1(a)(iii)(D). “Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation, depletion and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as shown on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to 12 purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (1) minority interests in consolidated Subsidiaries held by Persons other than the Borrower or a Restricted Subsidiary; (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Borrower; (3) any revaluation or other write-up in book value of assets subsequent to the Agreement Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (5) treasury stock; (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (7) Investments in and assets of Unrestricted Subsidiaries. “Consolidated Secured Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by Liens on property of the Borrower and its Restricted Subsidiaries as of such date of determination (minus the aggregate amount of unrestricted cash and Temporary Cash Investments of the Borrower and its Restricted Subsidiaries included in the consolidated balance sheet of the Borrower as of the end of the most recent fiscal period for which financial statements of the Borrower have been delivered hereunder) to (y) the aggregate amount of EBITDA for the period of the most recent four consecutive Fiscal Quarters for which financial statements of the Borrower have been delivered hereunder; provided, however, that: (1) if the Borrower or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA for such period and the amount of secured Indebtedness, cash and Temporary Cash Investments shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period; (2) if the Borrower or any Restricted Subsidiary has Discharged any Indebtedness since the beginning of such period or if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been or is to be permanently repaid and the related commitment terminated and not replaced) and (x) such Indebtedness is to be Discharged on the date of such transaction or (y) an irrevocable notice of Discharge has been given on or prior to the date of such transaction (including a conditional notice that has become irrevocable as a result of the satisfaction or waiver of the conditions therein), then EBITDA for such period and the amount of secured Indebtedness, cash and Temporary Cash Investments shall be calculated on a pro forma basis as if such Discharge had occurred on the first day of such period and as if the Borrower or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to Discharge such Indebtedness; (3) if, since the beginning of such period, the Borrower or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to the EBITDA 13

(if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period; (4) if, since the beginning of such period, the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Borrower or a Restricted Subsidiary during such period, then EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Responsible Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Borrower, the interest rate shall be calculated by applying such optional rate chosen by the Borrower. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four Fiscal Quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes. “Contributing Guarantors” has the meaning specified in Section 10.2. “Coram Quarry Property” shall mean that certain real property and related interests, together with any improvements located thereon, having an address of 416 Miller Pace - Yaphank Rd, Miller Place, NY 11764, and commonly known as the “Coram Quarry.” For purposes of clauses (8), (23) and (30) of the definition of the term “Permitted Liens,” the Coram Quarry Property shall be deemed to constitute a single parcel of real property with a Fair Market Value in excess of $250,000. “Coverage Indebtedness” has the meaning specified in Section 7.2(a). “Covered Entity” has the meaning specified in Section 11.21. “Credit Agreement Refinanced Debt” shall have the meaning provided in the definition of “Credit Agreement Refinancing Indebtedness”. “Credit Agreement Refinancing Indebtedness” means Indebtedness in the form of Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, or Permitted Unsecured Refinancing Debt, in each case issued, Incurred or otherwise obtained by the Borrower (including by means of the extension or renewal of 14 existing Indebtedness) in exchange for, or to replace or refinance, in whole or part, existing Term Loans (together, the “Credit Agreement Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness: (a) is in an original aggregate principal amount (or accreted value, if applicable) that does not exceed the aggregate principal amount (or accreted value, if applicable) of the Credit Agreement Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions, costs and expenses); (b) does not (x) mature earlier than or (y) have a Weighted Average Life to Maturity shorter than the applicable Credit Agreement Refinanced Debt (except by virtue of amortization or prepayment of the Credit Agreement Refinanced Debt prior to the time of such Incurrence) or, in the case of any such Credit Agreement Refinancing Indebtedness in the form of notes, does not have any mandatory prepayment provisions (other than, in each case, customary offers or obligations to repurchase upon a change of control, asset sale, or casualty or condemnation event, AHYDO payments and customary acceleration rights after an event of default) that could result in prepayments of such notes prior to the applicable maturity date of the Credit Agreement Refinanced Debt; (c) shall not be subject to any Guarantee by any Person other than a Loan Party and shall not include any borrower or issuer other than the Borrower; (d) if such Credit Agreement Refinanced Debt is secured (i) such Credit Agreement Refinancing Indebtedness shall either be (x) unsecured or (y) secured, and if secured, the Liens securing the Credit Agreement Refinancing Indebtedness shall either be equal in priority with, or junior to, the Liens securing the Credit Agreement Refinanced Debt (and the holders of such Credit Agreement Refinancing Indebtedness shall be required to become subject to an Acceptable Intercreditor Agreement) and (ii) such Credit Agreement Refinancing Indebtedness, if secured, shall not be secured by any assets other than Collateral (except pursuant to an escrow or similar arrangement with respect to the proceeds of such Credit Agreement Refinancing Indebtedness) and may not be secured pursuant to any security documentation that is more restrictive to the Borrower and the Guarantors than this Agreement and the other Loan Documents; (e) otherwise has terms and conditions that shall be reasonably satisfactory to the Borrower and the lenders providing such Credit Agreement Refinancing Indebtedness; provided that, subject to the foregoing, the covenants and events of default applicable to the Credit Agreement Refinancing Indebtedness shall be no more restrictive, taken as a whole (as determined in good faith by the Borrower), than the covenants and events of default applicable to the applicable Credit Agreement Refinanced Debt (except for (1) such provisions that are applicable only to periods after the Maturity Date (as of the date of the closing of the applicable Credit Agreement Refinancing Indebtedness) or that are also added for the benefit of the Term Loans existing on such closing date and (2) pricing, fees, rate floors, amortization or maturity); and (f) shall, concurrently with the issuance or Incurrence thereof, be applied to repay, repurchase, retire, defease or satisfy and discharge the applicable Credit Agreement Refinanced Debt and all accrued interest, fees, premiums (if any) and penalties in connection therewith. “Credit Facility” means one or more debt facilities (including the ABL Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financings (including through sales of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or issuances of securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, amended and restated, increased, extended, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed, in each case, in whole or in part, and without limitation as 15 to amount, terms, conditions, covenants and other provisions, from time to time, with the same or different lenders or agents. “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Notice” has the meaning assigned in Section 8.1(e). “Default Rate” means when used with respect to any Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Term Loans, plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Term Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Term Loan plus 2% per annum. “Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within two (2) Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock or other equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination. “Delayed Draw Availability Period” means the period from and including the Closing Date to and including the Delayed Draw Funding Deadline. “Delayed Draw Funding Deadline” means December 15, 2021. 16

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of comprehensive Sanctions (currently, Crimea, Cuba, North Korea, Iran and Syria). “Designated Non-cash Consideration” means any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale or other disposition of or collection on such Designated Non-cash Consideration. “Designation Date” has the meaning specified in Section 2.13(g). “Discharge” has the meaning specified in the definition of “Consolidated Coverage Ratio”. “Disqualified Institution” means (i) any competitor of the Borrower or any of its Subsidiaries, identified in writing by the Borrower to the Administrative Agent from time to time, (ii) such other Persons identified in writing by the Borrower to the Administrative Agent on or prior to February 23, 2020, and (iii) in the case of any Person under clauses (i) and (ii), any of its Affiliates (other than any bona fide debt funds) that are either (x) clearly identifiable on the basis of such Affiliate’s name or (y) identified by name in writing to the Administrative Agent by the Borrower from time to time. “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part; in each case on or prior to the date that is 91 days after the Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Maturity Date shall not constitute Disqualified Stock if such Capital Stock provides that the issuer thereof will not redeem or purchase any such Capital Stock pursuant to such provisions prior to the Full Payment of the Obligations. “Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars. “Dollar Basket Incremental Debt” has the meaning specified in Section 2.12(b). “Domestic Subsidiary” means any Subsidiary of the Borrower other than a Foreign Subsidiary. “EBITDA” for any period means, without duplication, the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income: (1) all income tax expense of the Borrower and its consolidated Restricted Subsidiaries; plus (2) Consolidated Interest Expense; plus 17

(3) depreciation, depletion and amortization expense of the Borrower and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus (4) all other non-cash charges of the Borrower and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus (5) the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any purchase accounting adjustments and other one-time costs incurred in connection with acquisitions after the Agreement Date, and costs related to the closure and/or consolidation of facilities, including severance costs; plus (6) extraordinary, non-recurring or unusual losses; less the following to the extent included in calculating such Consolidated Net Income: (A) all non-cash items of income of the Borrower and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Borrower and its consolidated Restricted Subsidiaries in the ordinary course of business); and (B) extraordinary, non-recurring or unusual gains; in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.6(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.6(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 11.6(g). “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna. “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, binding standards, ordinances, rules, judgments, binding interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human 18 health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Notice” means a written notice from any Governmental Authority or other Person of any alleged noncompliance with, investigation of an alleged violation of, litigation relating to, or potential fine or liability in the amount of $100,000 or more under any Environmental Law, or with respect to any Release, environmental pollution or Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan (other than a Multi-employer Plan); (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan (other than a Multi-employer Plan); (g) the determination that any Pension Plan or Multi-employer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multi-employer Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurodollar Rate” means: (a) for any Interest Period with respect to a Eurodollar Rate Term Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; 19

(b) for any interest calculation with respect to a Base Rate Term Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and (c) if the Eurodollar Rate shall be less than 0.75%, such rate shall be deemed 0.75% for purposes of this Agreement. “Eurodollar Rate Term Loan” means a Term Loan that bears interest at a rate based on clause (a) of the definition of the Eurodollar Rate. “Event of Default” has the meaning specified in Section 8.1. “Excess Cash Flow” means, for any Excess Cash Flow Period, the sum (without duplication) of: (a) the Consolidated Net Income for such Excess Cash Flow Period; plus (b) depreciation, depletion, amortization and other noncash charges or losses deducted in determining such Consolidated Net Income for such Excess Cash Flow Period; minus (c) noncash items of income that represent the reversal of any accrual made in a prior period for anticipated cash charges and noncash gains, in each case included in determining such Consolidated Net Income for such Excess Cash Flow Period; plus (d) the sum of (i) the amount, if any, by which Net Working Capital decreased during such Excess Cash Flow Period and (ii) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries increased during such Excess Cash Flow Period, provided that, in the case of any Permitted Acquisition or any other acquisition of all or substantially all the equity interests in, or all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of), any Person permitted hereunder consummated during such Excess Cash Flow Period or such portion thereof, any such decrease or increase attributable to the Persons or assets subject thereto shall be determined only from and after the consummation thereof; minus (e) the sum of (i) the amount, if any, by which Net Working Capital increased during such Excess Cash Flow Period and (ii) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries decreased during such Excess Cash Flow Period, provided that, in the case of any Permitted Acquisition or any other acquisition of all or substantially all the equity interests in, or all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of), any Person permitted hereunder consummated during such Excess Cash Flow Period or such portion thereof, any such increase or decrease attributable to the Persons or assets subject thereto shall be determined only from and after the consummation thereof; minus (f) the sum of, in each case except to the extent financed with the proceeds of Long-Term Indebtedness (other than loans under the ABL Agreement or loans under any other revolving credit facility), (i) the aggregate amount of Capital Expenditures by the Borrower and its consolidated Restricted Subsidiaries made in cash during such Excess Cash Flow Period, (ii) the aggregate amount of cash consideration paid during such Excess Cash Flow Period by the Borrower and its Restricted Subsidiaries to make Permitted Acquisitions permitted hereunder and (iii) payments in cash made by the Borrower and its consolidated Restricted Subsidiaries with respect to any noncash charges added back pursuant to clause (b) above in computing Excess Cash Flow for any prior Excess Cash Flow Period; minus (g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period, excluding (i) Indebtedness repaid or 20 prepaid under the ABL Agreement and any other revolving credit facility (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (ii) Term Loans prepaid pursuant to Section 2.3(b)(iii) or 2.3(b)(iv), (iii) any amounts constituting a portion of the Optional Prepayment Amount that reduces (or in the preceding Excess Cash Flow Period, did reduce) the amount payable pursuant to Section 2.3(b)(ii) and (iv) repayments of Long-Term Indebtedness to the extent financed from the proceeds of any Incurrence or issuance of Long-Term Indebtedness (other than loans under the ABL Agreement or loans under any other revolving credit facility). “Excess Cash Flow Application Date” has the meaning specified in Section 2.3(b)(ii). “Excess Cash Flow Period” means each Fiscal Year of the Borrower, commencing with the Fiscal Year ending December 31, 2021. “Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as amended. “Excluded Assets” has the meaning specified in the Security Agreement. “Excluded Contribution” means the Net Cash Proceeds or Temporary Cash Investments received by the Borrower from: (a) contributions to its common equity capital, and (b) the sale (other than to the Borrower or any Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any Subsidiary of the Borrower) of Qualified Capital Stock of the Borrower, in each case, designated as an Excluded Contribution pursuant to an Officers’ Certificate. “Excluded Real Property Interests” shall mean, collectively, (i) with respect to each Quarry Property, any interest of Borrower or the applicable Subsidiary in and to any improvements situated on, affixed to or used in connection with such Quarry Property, and (ii) the Coram Quarry Property. “Excluded Subsidiary” means any (a) CFC, (b) CFC Holdco, (c) Unrestricted Subsidiary, (d) Domestic Subsidiary that, at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), is prohibited by any applicable contractual obligation or requirement of Applicable Law from Guaranteeing or granting Liens to secure the Obligations or if Guaranteeing or granting Liens to secure the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (e) joint venture or Subsidiary that is not a Wholly-Owned Subsidiary, or (f) Subsidiary formed solely for the purpose of merging or amalgamating with another Person in connection with an acquisition or other Investment by the Borrower or a Guarantor; provided that for so long as the ABL Agreement is in effect, any Domestic Subsidiary that Guarantees any borrowings under the ABL Agreement shall not be considered to be an Excluded Subsidiary, for so long as such Guarantee is in effect. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such 21

Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. “Existing Notes” means the Borrower’s 6.375% Senior Notes due 2024, originally issued pursuant to the Existing Notes Indenture. “Existing Notes Indenture” means that certain Indenture, dated June 7, 2016, among the Borrower, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee, as such has been supplemented to the Agreement Date and as such may be amended and further supplemented from time to time. “Existing Tranche” has the meaning specified in Section 2.13(a). “Extended Term Loans” has the meaning specified in Section 2.13(a). “Extending Lender” has the meaning specified in Section 2.13(b). “Extension Amendment” has the meaning specified in Section 2.13(d). “Extension Date” has the meaning specified in Section 2.13(e). “Extension Election” has the meaning specified in Section 2.13(b). “Extension Request” has the meaning specified in Section 2.13(a). “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the senior management of the Borrower, or, if the Fair Market Value is in excess of $30,000,000, by the Board of Directors of the Borrower, in each case, whose determination will be conclusive. With respect to real property, to the extent a recent appraisal or broker opinion has not been obtained for such property, the value used for the purposes of this definition may be the tax-assessed value, adjusted to reflect market value as reasonably determinable by reference to the assessor’s office in the applicable jurisdiction. “Fair Share” has the meaning specified in Section 10.2. “Fair Share Contribution Amount” has the meaning specified in Section 10.2. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. 22

“Fee Letter” means one or more fee letters among Bank of America, N.A. and/or the Arranger and the Borrower, with respect to the payment of certain fees in connection with this Agreement. “Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require. “Fiscal Year” means the Borrower’s, the Guarantors’ and their Subsidiaries’ fiscal year for financial accounting purposes. As of the Agreement Date, the current Fiscal Year of the Borrower, the Guarantors and their Subsidiaries will end on December 31, 2020. “Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and all rules and regulations promulgated thereunder. “FLSA” means the Fair Labor Standards Act of 1938, as amended. “Foreign Lender” means a Lender that is not a U.S. Person. “Foreign Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or arrangement (a) maintained or contributed to by any Loan Party or Subsidiary thereof that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Loan Party or Subsidiary thereof. “Foreign Subsidiary” means (1) any Restricted Subsidiary of the Borrower that is not organized under the laws of the United States of America or any State thereof or the District of Columbia and (2) any Subsidiary of a Foreign Subsidiary. A Restricted Subsidiary that is organized under the laws of a territory or possession of the United States of America (whether incorporated, unincorporated, organized or unorganized) is a Foreign Subsidiary if it is classified as a “controlled foreign corporation” for purposes of Section 957 of the Code. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Full Payment” or “Full Payment of the Obligations” means (a) the payment in full in cash or immediately available funds (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made) of all Obligations then outstanding, if any, and (b) the termination or expiration of all Commitments and any Refinancing Term Commitments. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “Funding Date” means, with respect to any Term Loan or any Borrowing, each date on which such Term Loan, or the Term Loans comprising such Borrowing, is or are made pursuant to Section 2.1. “Funding Guarantor” has the meaning specified in Section 10.2. “GAAP” means generally accepted accounting principles in the United States, including those set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to Section 1.3(b). 23

“Governmental Approval” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any financial obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person Guaranteeing any obligation. “Guaranteed Obligation” has the meaning specified in Section 10.1. “Guarantors” means (a) each Restricted Subsidiary (other than a CFC or CFC Holdco that does not Guarantee any Indebtedness of the Borrower or any Domestic Subsidiary that is a Restricted Subsidiary) and (b) each other Person who guarantees payment or performance in whole or in part of the Obligations. The Guarantors as of the Agreement Date are set forth on Schedule 1.2 under the heading “Guarantors.” “Guaranty” means the guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of Obligations pursuant to ARTICLE X. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law. “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement. “HMT” has the meaning specified in the definition of “Sanctions”. “Impacted Loans” has the meaning assigned to such term in Section 3.3(a). “Incremental Equivalent Debt” means Indebtedness Incurred by the Borrower consisting of (x) senior unsecured loans, senior subordinated loans, junior subordinated loans or senior secured loans secured by the Collateral on an equal or junior priority basis with or to the Obligations, or (y) unsecured senior, senior subordinated or junior subordinated notes, or senior secured notes secured by the Collateral on an equal or junior priority basis with or to the Obligations, in each case issued in a public offering, Rule 144A or other private placement or otherwise, or, except in the case of senior secured notes, a bridge facility or a syndicated loan financing, and in each case of clauses (x) and (y), subject to the terms set forth in Section 2.12(g). 24

“Incremental Term Amendment” has the meaning specified in Section 2.12(f). “Incremental Term Commitments” has the meaning specified in Section 2.12(a). “Incremental Term Lender” has the meaning specified in Section 2.12(a). “Incremental Term Loan” has the meaning specified in Section 2.12(c). “Incremental Tranche Closing Date” has the meaning specified in Section 2.12(c). “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. For purposes of determining compliance with any covenant hereunder relating to the Incurrence of Indebtedness: (1) the accrual of interest or dividends, the amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness; (4) changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values; (5) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815); and (6) the reclassification of any outstanding Capital Stock or obligation as Indebtedness due to a change in accounting principles so long as such Capital Stock or obligation was issued prior to, and not in contemplation of, such accounting change; in each case, will be deemed not to be the Incurrence of Indebtedness. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable; (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business); (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing 25 obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit), but excluding any such obligations with respect to letters of credit securing obligations if such Person is an obligor on such underlying obligation and such underlying obligation constitutes Indebtedness hereunder; (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with this Agreement (but excluding, in each case, any accrued dividends); (6) all Guarantees by such Person of Indebtedness of the type referred to in clauses (1) through (5) or dividends of other Persons; (7) all Indebtedness of the types referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such Indebtedness is assumed by such Person), the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the Indebtedness so secured; (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and (9) solely for purposes of the definition of “Consolidated Current Liabilities” and Section 7.2(b)(xiii), in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, adjustments of purchase price, earn-outs and other post-closing payments to which the seller or any of its Affiliates may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing (“Post-Closing Payments”). Notwithstanding the foregoing, the term “Indebtedness” excludes (i) obligations under or in connection with Cash Management Arrangements and (ii) obligations under or in connection with Royalty Interests. The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to this Agreement; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock will be its maximum liquidation value. “Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnitees” has the meaning specified in Section 11.4(b). “Information” has the meaning specified in Section 11.7. “Initial Mortgaged Properties” shall mean, collectively, the Initial Quarry Properties and the Initial Non- Quarry Properties. “Initial Non-Quarry Properties” means those Non-Quarry Properties set forth on Schedule 1.6. “Initial Quarry Properties” means those Quarry Properties set forth on Schedule 1.5. 26

“Initial Term Loans” means, collectively all Term Loans made pursuant to Section 2.1. “Initial Term Loan Commitment” means, as to each Lender, its obligation to make Term Loans pursuant to Section 2.1, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 under the caption “Initial Term Loan Commitment”, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “Intellectual Property” means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all Licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing. “Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that any Loan Party’s or Subsidiary’s ownership, use, marketing, sale or distribution of any inventory, equipment, Intellectual Property or other property violates another Person’s Intellectual Property. “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated as of the Agreement Date, among the applicable Loan Parties for the benefit of the Secured Parties, as amended, amended and restated, modified or supplemented from time to time. “Interest Payment Date” means, (a) as to any Eurodollar Rate Term Loan, the last day of each Interest Period applicable to such Term Loan and the Maturity Date of such Term Loans; provided, however, that if any Interest Period for a Eurodollar Rate Term Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Term Loan, the last Business Day of each March, June, September and December and the Maturity Date of such Term Loans. “Interest Period” means, as to each Eurodollar Rate Term Loan, the period commencing on the date such Eurodollar Rate Term Loan is disbursed or converted to or continued as a Eurodollar Rate Term Loan and ending on the date one, two, three or six months or (if agreed to by all of the Lenders of the Class of Term Loans to which such request relates), twelve months, thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Term Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period pertaining to a Eurodollar Rate Term Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date. “Interest Rate” means each or any of the interest rates, including the Default Rate. “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates. “Investment” in any Person means any advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash 27 or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Borrower or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 7.1: (1) “Investment” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated as an Unrestricted Subsidiary pursuant to this Agreement; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. “IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, binding guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders. “LCA Election” has the meaning specified in Section 1.2(f). “LCA Test Date” has the meaning specified in Section 1.2(f). “Lender” and “Lenders” have the meanings specified in the introductory paragraph to this Agreement. “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office. “LIBOR” has the meaning specified in the definition of “Eurodollar Rate”. “LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “LIBOR Successor Rate” has the meaning specified in Section 3.3(c). “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and 28 making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement). “License” means any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property or any other conduct of its business. “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance (including any conditional sale, finance lease or other title retention agreement) upon or with respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that an operating lease shall be deemed not to constitute a Lien. “Limited Condition Acquisition” means any acquisition of or Investment in any assets, business or Person permitted by this Agreement, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing. “Limited Conditionality Provision” has the meaning specified in Section 4.1. “Loan Documents” means this Agreement, the Collateral Documents, the Fee Letters, the ABL Intercreditor Agreement, any Acceptable Intercreditor Agreement or any other intercreditor agreement entered into by the Administrative Agent at any time in connection with this Agreement or any Collateral Document, any Note evidencing any Obligations, and any other agreements, instruments, and documents to which one or more Loan Parties is a party that, for any such other agreement, instrument or document entered into after the Agreement Date, expressly states that it is to be treated as a “Loan Document” hereunder, and any amendments, modifications or supplements hereto or any other Loan Document or waivers hereof or to any other Loan Documents. “Loan Parties” means, collectively, the Borrower and each Guarantor. “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market. “Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes a long-term liability. “Margin Stock” has the meaning set forth in Regulation U of the FRB. “Master Agreement” has the meaning specified in the definition of “Swap Contract”. “Material Adverse Effect” means the effect of any event or circumstance that, taken in conjunction with other events or circumstances, (a) has a material adverse effect on the business, operations, properties, or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, on the value of the Collateral, taken as a whole, on the enforceability of any Loan Documents, or on the validity or priority of the Administrative Agent’s Liens on any material portion of the Collateral; (b) creates a material impairment on the ability of any Loan Party to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) has a material adverse effect on the ability of the Administrative Agent or any Lender to enforce or collect the Obligations or to realize upon any material portion of the Collateral. “Material Contract” means any agreement or arrangement to which any Loan Party or Subsidiary thereof is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could 29 reasonably be expected to have a Material Adverse Effect; (b) that relates to the Existing Notes, any Incremental Equivalent Debt or any Indebtedness secured by Liens Incurred pursuant to clause (30) of the definition of “Permitted Liens”; (c) that relates to Subordinated Obligations or Specified Junior Indebtedness; or (d) that relates to Indebtedness in an aggregate amount of $7,500,000 or more. “Material Real Property” means any fee-owned real property located in the United States that is owned by any Loan Party with a Fair Market Value in excess of $1,500,000 (at the Closing Date or, with respect to fee-owned real property located in the United States acquired after the Closing Date, at the time of acquisition), but excluding the Excluded Real Property Interests. “Maturity Date” means (a) with respect to the Initial Term Loans, May 1, 2025; provided that the Maturity Date of the Initial Term Loans shall automatically be deemed to be March 1, 2024 if any Existing Notes remain outstanding as of such date; and (b) with respect to any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, the date specified in the respective Incremental Term Amendment, Extension Amendment or Refinancing Amendment, as applicable. “Maximum Rate” has the meaning specified in Section 11.9. “Minimum Extension Condition” has the meaning specified in Section 2.13(h). “MNPI” has the meaning specified in Section 8.2. “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto. “Mortgage Policy” has the meaning specified in Section 4.1(g)(ii). “Mortgaged Properties” means each Material Real Property with respect to which a Mortgage is granted pursuant to Section 4.1(g), 6.12 or 6.13. “Mortgages” means the mortgages, deeds of trust, deeds to secure debt, and other similar security documents delivered pursuant to Section 4.1(g) or pursuant to Section 6.12 or 6.13 each substantially in the form of Exhibit K (with such changes as may be satisfactory to the Administrative Agent to account for local law matters). “Multi-employer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Available Cash” from an Asset Disposition or Recovery Event means cash payments and the Fair Market Value of any Temporary Cash Investments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Temporary Cash Investments) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of: (1) all legal, title, recording, engineering, environmental, accounting, investment banking and brokerage fees, relocation expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition; 30

(2) all payments made in respect of any obligations that are secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by Applicable Law, be repaid out of the proceeds from such Asset Disposition; (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or to holders of Royalty Interests as a result of such Asset Disposition; (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Borrower or any Restricted Subsidiary after such Asset Disposition; and (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Borrower or any Restricted Subsidiary; provided that, so long as no Default shall have occurred and be continuing, the Borrower or any Restricted Subsidiary may reinvest any portion of cash proceeds received from any Asset Disposition or Recovery Event in Additional Assets on or prior to the Reinvestment Prepayment Date, and such portion of such cash proceeds shall not constitute Net Available Cash except to the extent not so reinvested on or prior to the Reinvestment Prepayment Date. All references in this Agreement to “Net Available Cash” shall be deemed to mean cash in an amount equal to the amount of Net Available Cash, but not necessarily the actual cash received from the relevant Asset Disposition or Recovery Event. The Borrower and its Subsidiaries shall have no obligation to segregate, trace or otherwise identify Net Available Cash, it being agreed that cash is fungible and that the Borrower’s obligations under Section 2.3(b)(iii) and any related provisions set forth herein may be satisfied by the application of funds from other sources. “Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. “Net Working Capital” means, at any date, (a) the Consolidated Current Assets of the Borrower and its consolidated Restricted Subsidiaries as of such date, minus (b) the Consolidated Current Liabilities of the Borrower and its consolidated Restricted Subsidiaries as of such date. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.1 and (b) has been approved by the Required Lenders or the Required Class Lenders, as the context requires. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Extended Term Loans” has the meaning specified in Section 2.13(a). “Non-Extending Lender” has the meaning specified in Section 2.13(f). “Non-Quarry Property” shall mean each Material Real Property that is not a Quarry Property or a portion thereof. 31

“Note” means a promissory note made by the Borrower in favor of a Lender, substantially in the form of Exhibit E. “Notice of Loan Prepayment” means a notice of prepayment with respect to a Term Loan, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer. “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Term Loan, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Officers’ Certificate” means a certificate signed by two Responsible Officers. “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. “Optional Prepayment Amount” means, for any Excess Cash Flow Period, the aggregate amount of (x) all optional prepayments (including any premiums associated therewith) of the Initial Term Loans during such Excess Cash Flow Period (or, at the option of the Borrower, during such Excess Cash Flow Period and the period in the succeeding Excess Cash Flow Period prior to the applicable Excess Cash Flow Application Date) and (y) all optional prepayments (including any premiums associated therewith) of any Incremental Term Loans and Incremental Equivalent Debt, in each case, secured by a Lien on any of the Collateral on a pari passu basis with the Initial Term Loans during such Excess Cash Flow Period (or, at the option of the Borrower, during such Excess Cash Flow Period and the period in the succeeding Excess Cash Flow Period prior to the applicable Excess Cash Flow Application Date), excluding, in the case of each of clause (x) and (y), any such prepayments to the extent financed with the proceeds of Long-Term Indebtedness (other than loans under the ABL Agreement or loans under any other revolving credit facility); provided, that, with respect to any prepayment of Term Loans, Incremental Term Loans or any Incremental Equivalent Debt, in each case by the Borrower in accordance with the terms of this Agreement or the corresponding provisions in the definitive agreement governing any Incremental Equivalent Debt, the Optional Prepayment Amount shall include only the aggregate amount of cash actually paid by the Borrower in respect of the principal amount of the Term Loans, Incremental Term Loans or Incremental Equivalent Debt, as the case may be, so prepaid; provided, further, that to the extent any such prepayments made after the applicable Excess Cash Flow Period reduce Excess Cash Flow for such Excess Cash Flow Period, such prepayments shall not also reduce Excess Cash Flow in the Excess Cash Flow Period in which they are made. “Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or, in each of clauses (a), (b) and (c), the equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction. “OSHA” means the Occupational Safety and Hazard Act of 1970. 32

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Documents). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6). “Pari Passu Incremental Term Loans” means any then-existing Incremental Term Loans that are secured on a pari passu basis with the Obligations in respect of the Initial Term Loans. “Participant” has the meaning specified in Section 11.6(d). “Participant Register” has the meaning specified in Section 11.6(d). “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multi- employer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Perfection Certificate” shall mean a certificate in the form of Exhibit F-1 or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise. “Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit F-2 or any other form approved by the Administrative Agent. “Permitted Acquisition” has the meaning specified in the definition of “Permitted Investment”. “Permitted Aggregates Business Investment” means any Investment made in an Aggregate Related Business through agreements, transactions, interests or arrangements that permit businesses to share risks or costs, achieve economies of scale, pool resources, vertically integrate operations, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of such businesses jointly with third parties, relating to ownership interests in plants, production facilities, distribution facilities, quarries and other tangible and intangible assets and properties, either directly or through entities the primary business of which is to own or operate any of the foregoing, including entry into and Investments in the form of, or pursuant to, supply agreements, operating agreements, management agreements, pooling arrangements, royalty agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (other than Unrestricted Subsidiaries). “Permitted First Priority Refinancing Debt” means any Indebtedness Incurred by the Borrower in the form of one or more series of senior secured notes or senior secured loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness. 33

“Permitted Investment” means an Investment by the Borrower or any Restricted Subsidiary in: (1) the Borrower or a Restricted Subsidiary; provided that the aggregate amount of all outstanding Investments made after the Agreement Date made pursuant to this clause (1) in Restricted Subsidiaries that are not Guarantors by the Borrower or any Guarantor (together with Investments subject to the proviso in clause (2) below) shall not exceed (valued at the Fair Market Value thereof at the time made) $20,000,000 at the time of any such Investment; (2) any Person if (A) as a result of such Investment, such Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Restricted Subsidiary, (B) immediately prior to and after giving effect to any such transaction, no Specified Default shall have occurred and be continuing and (C) such Person’s primary business is a Related Business (any Investment described in this clause (2), a “Permitted Acquisition”); provided that the aggregate amount of all outstanding Investments made after the Agreement Date made pursuant to this clause (2) in Restricted Subsidiaries that are not Guarantors by the Borrower or any Guarantor (together with Investments subject to the proviso in clause (1) above) shall not exceed (valued at the Fair Market Value thereof at the time made) $20,000,000 at the time of any such Investment; (3) cash and Temporary Cash Investments; (4) receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances; (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (6) loans or advances to employees made in the ordinary course of business of the Borrower or such Restricted Subsidiary; (7) stock, obligations or securities received in settlement of debts, including accounts receivable, created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments; (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 7.5 or (ii) a disposition of assets not constituting an Asset Disposition; (9) any Person where such Investment was acquired by the Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Restricted Subsidiary; (11) any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under Section 7.2; 34

(12) any Person to the extent such Investment existed on the Agreement Date or is made pursuant to a binding commitment existing on the Agreement Date (in each case, solely to the extent set forth on Schedule 1.3), and any extension, modification or renewal, replacement, refunding or refinancing of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Agreement Date); provided that the amount of such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date or (b) as otherwise permitted under this Agreement; (13) (a) any Person engaged in a Related Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13)(a) that are outstanding on the date such Investment is made, that does not exceed the greater of (x) $75,000,000 and (y) 10.0% of Consolidated Net Tangible Assets at the time of such Investment and (b) any other Person having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13)(b) that are outstanding on the date such Investment is made, that does not exceed the greater of (x) $100,000,000 and (y) 15.0% of Consolidated Net Tangible Assets at the time of such Investment; provided that, in each case, (A) each Investment will be valued as of the date made and without regard to subsequent changes in value and (B) if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary; (14) advances, loans, rebates and extensions of credit to suppliers, customers and vendors in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any time outstanding; (15) deposits, prepayments and other credits to suppliers or landlords made in the ordinary course of business, including such Investments in connection with the entry into any new hauling arrangements contemplated as of the Agreement Date; (16) Investments of a Restricted Subsidiary acquired after the Agreement Date or of an entity merged into the Borrower or merged into or consolidated with a Restricted Subsidiary after the Agreement Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (17) Investments the payment for which consists of Qualified Capital Stock; provided that such Qualified Capital Stock will not increase the amount available under Section 7.1(a)(iii); (18) Permitted Aggregates Business Investments having an aggregate Fair Market Value, when taken together with all other Permitted Aggregates Business Investments made pursuant to this clause (18) during such calendar year, that does not exceed $75,000,000; and (19) Licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons. For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (19) above, the Borrower will be entitled to classify (but not reclassify) such Investment (or portion thereof) in one or more of such categories set forth above. In addition, subject to Section 6.12(c), any intercompany Investment permitted above that is in the form of a loan or advance owed to (A) any Loan Party shall be evidenced by an intercompany note reasonably acceptable to the Administrative Agent (individually or pursuant to a global note, which global note may be the Subordinated Intercompany Note referred to in the following clause (B)) and pledged by such Loan Party as Collateral pursuant to the Collateral Documents and (B) a non-Guarantor Subsidiary by a Loan Party shall 35 be subordinated to the prior Full Payment of the Obligations and subject to a subordinated intercompany note in form and substance reasonably satisfactory to the Administrative Agent (the “Subordinated Intercompany Note”). “Permitted Junior Priority Refinancing Debt” means any Indebtedness Incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by Liens on the Collateral, all of which are on a junior lien, subordinated basis to the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness. “Permitted Liens” means, with respect to any Person: (1) Liens created pursuant to the Collateral Documents; (2) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (3) Liens imposed by law or in the ordinary course of business (other than in connection with Indebtedness), such as carriers’, warehousemen’s, landlords’, mechanics’ and materialmen’s Liens, in each case for sums not yet due or outstanding for no more than 30 days after the applicable due date unless being contested in good faith by appropriate proceedings in accordance with Applicable Law or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB and (B) such deposit account is not intended by the Borrower or any Restricted Subsidiary to provide collateral to the depository institution; (4) Liens for Taxes, assessments or governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (5) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (6) minor survey exceptions or other matters that are or would be revealed by a current and accurate survey of the subject property, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property (including, without limitation, reciprocal easement agreements, covenant, condition and restriction declarations and agreements, community, commercial or similar association declarations or similar documents, PUD declarations and restrictions, in each case, whether public or private) or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (7) Liens securing (i) Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person or (ii) extraction, development, operation, production or construction costs for properties containing aggregate reserves; provided, however, that in the case of clause (i) above, the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than 36 assets and property affixed or appurtenant thereto) and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien, and, in the case of clause (ii) above, such Lien shall be limited to such property containing aggregate reserves; (8) Liens to secure Permitted Indebtedness Incurred under Section 7.2(b)(i) and any Refinancing Indebtedness in respect thereof; provided that (a) no such Indebtedness may be secured by any Lien on any real property with a Fair Market Value in excess of $250,000, unless such real property is subject to a valid and enforceable Lien in favor of the Administrative Agent to secure the Obligations, (b) any such Liens on Term Loan Priority Collateral shall be junior relative to the Liens on the Term Loan Priority Collateral securing the Obligations and (c) the holder of such Liens either (x) is subject to an Acceptable Intercreditor Agreement consistent with the ABL Intercreditor Agreement or (y) is or agrees to become bound by the terms of the ABL Intercreditor Agreement on the same basis as the agent under the ABL Agreement; (9) Liens existing as of the Agreement Date that are described on Schedule 7.3; (10) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto); (11) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto); (12) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person so long as such Indebtedness is permitted to be Incurred under the Agreement; (13) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under Section 7.2(b)(viii); (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (7), (9), (10), (11) or (13) of this definition; provided, however, that: (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien; and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (9), (10) or (11) at the time the original Lien became a Permitted Lien or, in the case of clause (13), the termination value of such Hedging Obligation at the time of such termination, and (y) an amount necessary to pay any accrued but unpaid interest, fees and expenses, including premiums, related to such Refinancing. 37

(15) Liens Incurred to secure Cash Management Arrangements; (16) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements limiting the disposition of such assets pending the closing of the transactions contemplated thereby; (17) Liens on insurance policies and the proceeds thereof and other deposits securing the financing of the premiums with respect thereto; (18) Liens on any cash earnest money deposits or installment payments made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement; (19) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (20) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any Restricted Subsidiary, including rights of offset and setoff; (21) leases, Licenses, subleases and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Borrower or any Restricted Subsidiary; (22) Liens arising from filing precautionary UCC financing statements regarding leases; (23) Liens securing obligations at any one time outstanding that do not in the aggregate exceed the greater of (x) $100,000,000 and (y) 15.0% of Consolidated Net Tangible Assets at the time such Liens are granted or at any time that such obligations are Incurred; provided that (1) no such obligations may be secured by any Lien on any real property with a Fair Market Value in excess of $250,000, unless such real property is subject to a valid and enforceable Lien in favor of the Administrative Agent to secure the Obligations, and (2) if any Liens Incurred pursuant to this clause (23) extend to, or encumber, assets that constitute Collateral, then (A) no such Lien on any Collateral may be senior or prior to the Administrative Agent’s Lien therein and (B) the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into an Acceptable Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness or other obligations shall rank, at the option of the Borrower, either equal in priority with, or junior to, the Liens on the Collateral securing the Obligations; (24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (25) Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness; (26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (27) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Agreement is issued; (28) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Borrower or any of its Restricted Subsidiaries relating to such property or 38 assets; provided that such Liens shall not extend to any asset other than the specified asset being constructed; (29) with respect to any real property leased by the Borrower or any Restricted Subsidiary, any Liens (i) on the title of such property not created by the Borrower or such Restricted Subsidiary, as applicable, or (ii) arising pursuant to the terms and conditions of the applicable lease; (30) Liens securing Indebtedness permitted to be Incurred under Section 7.2 if (i) at the time such Liens are granted, after giving pro forma effect to such Liens and to any concurrent Incurrence of Indebtedness secured by such Liens, and (ii) at the time of any subsequent Incurrence of Indebtedness secured by such Liens, after giving pro forma effect to such Incurrence of Indebtedness, in each case, the Consolidated Secured Leverage Ratio is no greater than 3.00 to 1.0; provided that (x) no such Indebtedness may be secured by any Lien on any real property with a Fair Market Value in excess of $250,000, unless such real property is subject to a valid and enforceable Lien in favor of the Administrative Agent to secure the Obligations, and (y) if any Liens Incurred pursuant to this clause (30) extend to, or encumber, assets that constitute Collateral, then (1) no such Lien on any Collateral may be senior or prior to the Administrative Agent’s Lien therein and (2) the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into an Acceptable Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness or other obligations shall rank, at the option of the Borrower, either equal in priority with, or junior to, the Liens on the Collateral securing the Obligations. For purposes of this clause (30), (A) Indebtedness outstanding under clauses (b)(i) and (b)(xii) of Section 7.2 shall not be included in clause (x) of Consolidated Secured Leverage Ratio, (B) all undrawn Initial Term Loan Commitments in effect at such time shall be deemed drawn and the aggregate principal amount of Term Loans in respect thereof shall be included in clause (x) of Consolidated Secured Leverage Ratio and (C) the Borrower may on any date treat any other undrawn committed amount of Indebtedness secured by such Liens as Indebtedness Incurred on such date, and any subsequent Incurrence of such Indebtedness under and not in excess of such commitment shall not constitute an Incurrence for purposes of this clause (30); provided that, for all purposes under this Agreement, in connection with any such election, such undrawn commitment shall be treated as secured Indebtedness and, subject to clause (A) of this sentence, shall be included in clause (x) of Consolidated Secured Leverage Ratio with respect to any subsequent Incurrence of Indebtedness that is not Incurred under such commitment; (31) to the extent such Liens are limited to specific properties containing aggregate reserves, interests therein and production therefrom, (A) Liens securing Royalty Interests and (B) Liens securing obligations Incurred in connection with the purchase or sale of, or the transportation or distribution of, aggregate; (32) Liens securing Refinancing Indebtedness permitted under Section 7.2; (33) Liens securing Incremental Equivalent Debt to the extent permitted to be Incurred pursuant to Section 2.12(g); provided that in each case, the relative Lien priority in respect of any such Indebtedness shall be set forth in an Acceptable Intercreditor Agreement; and (34) Liens securing Permitted First Priority Refinancing Debt and Permitted Junior Priority Refinancing Debt. For purposes of this definition a Lien securing Indebtedness may also secure other obligations with respect to such Indebtedness. For purposes of determining compliance with this definition, (A) Liens need not be Incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be Incurred under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Borrower shall, in its sole discretion, classify such Lien (or any portion thereof) in any manner that complies with this definition. 39

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof. “Permitted Unsecured Refinancing Debt” means any Indebtedness Incurred by the Borrower in the form of one or more series of senior unsecured notes or senior unsecured loans; provided that such Indebtedness constitutes Credit Agreement Refinancing Indebtedness. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees. “Platform” has the meaning specified in Section 6.2. “Post-Closing Payments” has the meaning specified in clause (9) of the definition of “Indebtedness”. “Preferred Stock” of a Person as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. “Prepayment Premium Period” has the meaning specified in Section 2.3(a)(ii). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning specified in Section 6.2. “Public-Side Version” has the meaning specified in Section 6.2. “Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Borrower or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed and all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets. “Quarry Property” shall mean each Material Real Property that is operated as a quarry or aggregate mine, together with all contiguous land that is owned by Borrower or the applicable Subsidiary for the purpose of ongoing or future mineral or aggregate extraction, but in each case, excluding the Excluded Real Property Interests. “QFC Credit Support” has the meaning specified in Section 11.21. “Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a 40

Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Borrower. “Ratio-Based Incremental Debt” has the meaning specified in Section 2.12(b). “Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real property or any buildings, structures, parking areas or other improvements thereon. “Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder. “Recovery Event” means any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Restricted Subsidiary. “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement (whether upon or after termination or otherwise) for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinanced Debt” has the meaning specified in Section 2.14(a). “Refinancing Amendment” has the meaning specified in Section 2.14(f). “Refinancing Closing Date” has the meaning specified in Section 2.14(e). “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Borrower or any Restricted Subsidiary Incurred in compliance with this Agreement; provided, however, that: (1) (a) if the Stated Maturity of the Indebtedness being Refinanced is equal to or earlier than the Maturity Date, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced (provided that, notwithstanding the foregoing, if the Indebtedness of the Borrower or any Restricted Subsidiary being Refinanced constitutes Subordinated Obligations or Specified Junior Indebtedness, then the Refinancing Indebtedness shall have a Stated Maturity of at least 91 days after the Maturity Date) and (b) if the Stated Maturity of the Indebtedness being Refinanced is later than the Maturity Date, the Refinancing Indebtedness has a Stated Maturity of at least 91 days after the Maturity Date; (2) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (and accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs and any premium paid in connection with a tender offer for such Indebtedness) under the Indebtedness being Refinanced, or, with respect to Hedging Obligations, such Refinancing Indebtedness has an aggregate principal amount that is equal to or less than the termination value of such Hedging Obligation at the time of such termination; (4) if the Indebtedness being Refinanced (a) is subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as the Indebtedness being Refinanced, (b) constitutes Specified Junior Indebtedness, such Refinancing Indebtedness is subject to the same Lien priority as the Indebtedness being Refinanced 41

(or is secured by Liens junior in priority to such Liens) or is unsecured or (c) is unsecured, such Refinancing Indebtedness is unsecured; (5) the Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that is not a Guarantor that Refinances Indebtedness of the Borrower or a Guarantor or (b) Indebtedness of the Borrower or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; (6) such Refinancing Indebtedness shall not be Guaranteed by any Person that did not Guarantee the Indebtedness being Refinanced; and (7) if such Indebtedness being Refinanced is secured (a) such Refinancing Indebtedness shall either be (x) unsecured or (y) secured, and if secured, the Liens securing the Refinancing Indebtedness shall either be equal in priority with, or junior to, the Liens securing the Indebtedness being Refinanced (and the holders of such Refinancing Indebtedness shall be required to become subject to an Acceptable Intercreditor Agreement) and (b) such Refinancing Indebtedness, if secured, shall not be secured by any assets that did not secure the obligations being Refinanced and may not be secured pursuant to any security documentation that is more restrictive to the Borrower and the Guarantors than this Agreement and the other Loan Documents. “Refinancing Term Commitments” has the meaning specified in Section 2.14(a). “Refinancing Term Lender” has the meaning specified in Section 2.14(b). “Refinancing Term Loan” has the meaning specified in Section 2.14(c). “Refinancing Term Loan Request” has the meaning specified in Section 2.14(a). “Register” has the meaning specified in Section 11.6(c). “Reinvestment Prepayment Date” means, with respect to any Asset Disposition or Recovery Event, the date occurring twelve (12) months after such Asset Disposition or Recovery Event or, if the Borrower or any Restricted Subsidiary shall have entered into a definitive binding agreement or commitment to reinvest in Additional Assets that is executed or approved within twelve (12) months after such Asset Disposition or Recovery Event, the date occurring eighteen (18) months after such Asset Disposition or Recovery Event, as applicable. “Related Business” means any business in which the Borrower or any of the Restricted Subsidiaries was engaged on the Agreement Date and any business that is in the good faith judgment of the Borrower related, ancillary or complementary to any such business. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived. 42

“Repricing Transaction” means, in connection with a transaction the primary purpose of which is to prepay, refinance, substitute or replace the Initial Term Loans or to amend this Agreement to reduce the “effective yield” thereof (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any bona fide arrangement fees, syndication fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid, in whole or in part, to any or all lenders or holders of such Indebtedness) or other fees not paid generally to all lenders or holders of such Indebtedness) (“Effective Yield”), (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans with the Incurrence of any Long-Term Indebtedness under this Agreement or otherwise in the form of term loans Incurred pursuant to a credit agreement with terms (including with respect to maturity date) that are substantially similar to those contained in this Agreement, in each case, by the Borrower or any of the Restricted Subsidiaries having an Effective Yield at the time of Incurrence thereof that is less than the Effective Yield (calculated on the same basis) of such Initial Term Loans at the time of Incurrence thereof, or (b) any amendment to this Agreement that reduces the Effective Yield of such Initial Term Loans (calculated on the same basis). No “Repricing Transaction” shall be deemed to occur as a result of (i) a transaction related to or in connection with any Change of Control, (ii) any Incurrence of Indebtedness in aggregate principal amount in excess of the principal amount of the then-outstanding Initial Term Loans in connection with a Transformative Acquisition, (iii) any Incurrence of Indebtedness evidenced by any agreement other than (x) this Agreement or (y) any term loan credit agreement that contains terms (including with respect to maturity date) that are substantially similar to the terms contained in this Agreement, or (iv) any Incurrence of Indebtedness in the form of debt securities. “Required Class Lenders” means, at any time with respect to any Class of Term Loans or Commitments, Lenders having Term Loan Exposure with respect to such Class representing more than 50% of the Term Loan Exposures of all Lenders of such Class. The Term Loan Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time. “Required Lenders” means, at any time, Lenders having or holding Term Loan Exposure representing more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders (excluding the Term Loan Exposure of any Lender that is a Defaulting Lender). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chairman of the board, president, chief executive officer, chief financial officer, or vice president of finance, controller, treasurer or similar officer of the Borrower or, if the context requires, another Loan Party. “Restricted Payments” means with respect to any Person: (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Borrower or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)); (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Borrower held by any Person (other than by a Restricted Subsidiary) other than in exchange for Capital Stock of the Borrower that is not Disqualified Stock; (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations or Specified Junior Indebtedness of the Borrower or any Restricted Subsidiary (other than (A) from the Borrower or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Specified Junior Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each 43 case due within one (1) year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or (4) the making of any Investment (other than a Permitted Investment) in any Person; The amount of any Restricted Payment if made otherwise than in cash will be Fair Market Value of the assets subject thereto. “Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary. “Restrictive Agreement” an agreement (other than a Loan Document) that conditions or restricts the right of the Borrower, any other Loan Party or any of their respective Subsidiaries to Incur or repay any Indebtedness for borrowed money, to grant Liens on any assets, to declare or make dividends or distributions, to modify, extend or renew any agreement evidencing Indebtedness for borrowed money, or to repay any intercompany Indebtedness. “Retained Declined Proceeds” has the meaning specified in Section 2.3(b)(iv). “Royalties” means all royalties, fees, expense reimbursement and other amounts payable by any Loan Party under a License. “Royalty Interests” means any royalty, overriding royalty, net profits interest, production payment, master limited partnership interest or other interest in properties containing aggregate reserves or the right to receive (or to cause another Person to receive) all or a portion of the production or the proceeds from the sale of production attributable to such reserves. “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto. “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or a Restricted Subsidiary on the Agreement Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person (other than the Borrower or a Restricted Subsidiary) and the Borrower or a Restricted Subsidiary leases it from such Person. “Sanctions” means any sanctions administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority. “Scheduled Unavailability Date” has the meaning specified in Section 3.3(c)(ii). “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Section 2.13 Additional Amendment” has the meaning specified in Section 2.13(d). “Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.5, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents. “Security Agreement” means the Security Agreement, dated as of the Agreement Date, among the Borrower, the Guarantors party thereto and the Administrative Agent, for the benefit of the Secured Parties, as amended, amended and restated, modified or supplemented from time to time. “Senior Indebtedness” means with respect to any Person: (1) Indebtedness of such Person, whether outstanding on the Agreement Date or thereafter Incurred; and 44

(2) all other obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Obligations or the Guaranteed Obligations, as the case may be; provided, however, that Senior Indebtedness shall not include: (A) any obligation of such Person to the Borrower or any Subsidiary of the Borrower; (B) any liability for Federal, state, local or other Taxes owed or owing by such Person; (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business; (D) any Capital Stock; (E) any Indebtedness or other obligation of such Person that is subordinate in right of payment to any other Indebtedness or other obligation of such Person; (F) that portion of any Indebtedness that at the time of Incurrence was Incurred in violation of this Agreement; (G) any Indebtedness, which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person; (H) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and (I) Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries. “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body. “SOFR-Based Rate” means SOFR or Term SOFR. “Solvent” and “Solvency” means, with respect to any Person on any date of determination, that on such date (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the fair saleable value (on a going concern basis) of the assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of such date; and (iii) such Person and its Subsidiaries, taken as a whole, do not intend to Incur debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5). 45

“Specified Default” means any Event of Default pursuant to clauses (a) or (f) of Section 8.1. “Specified Junior Indebtedness” means, with respect to a Person, any Long-Term Indebtedness for borrowed money of such Person (whether outstanding on the Agreement Date or thereafter Incurred) which (a) is secured by Liens, all of which are junior to the Liens securing the Obligations under the Loan Documents or (b) is unsecured. “Specified Representations” means the representations and warranties set forth in the first sentence of Section 5.1 (but only as to due organization and valid existence), the first sentence and clause (b) of the second sentence of Section 5.2, Section 5.3, Section 5.4, the last sentence of Section 5.5(a), Section 5.5(b), Section 5.7, Section 5.21, Section 5.22 and, solely with respect to the use of proceeds of any applicable Borrowing hereunder, Sections 5.23 and 5.24. “Start Date” means June 7, 2016. “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). “Subordinated Intercompany Note” has the meaning specified in the definition of “Permitted Investment”. “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Agreement Date or thereafter Incurred) which is subordinate in right of payment to any Indebtedness under the Loan Documents or the Guaranty of any Guarantor hereunder, as the case may be, pursuant to a written agreement to that effect, except any Indebtedness that is subject to Lien subordination but not payment subordination. “Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the Voting Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower. “Successor Borrower” has the meaning specified in Section 7.8(a). “Supported QFC” has the meaning specified in Section 11.21. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Temporary Cash Investments” means any of the following: 46

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (3) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above; (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s Investors Service, Inc. or “A- 2” (or higher) according to S&P; (5) investments in securities with maturities of nine (9) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A-” by Standard & Poor’s Ratings Services or “A3” by Moody’s; (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and (7) in the case of a Foreign Subsidiary or any other Restricted Subsidiary that conducts business outside of the United States, investments of a type similar to those referred to in clauses (1) through (6) above and comparable in credit quality and tenor to those referred to in such clauses that are, in each case, commonly used by businesses for cash management purposes in the applicable jurisdictions to the extent advisable in connection with any business conducted by the Borrower or any Restricted Subsidiary, all as determined in good faith by the Borrower. “Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender and all the Commitments of such Lender in effect at such time. “Term Loan Extension Series” has the meaning specified in Section 2.13(c). “Term Loan Increase” has the meaning specified in Section 2.12(a). “Term Loan Priority Collateral” has the meaning specified in the ABL Intercreditor Agreement. “Term Loans” means, collectively, all loans and advances provided for in ARTICLE II. “Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion. “Threshold Amount” means $25,000,000. “Trade Date” has the meaning specified in Section 11.6(g). 47

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Term Loans hereunder, (b) the payment of related fees and expenses in connection with each of the foregoing and (c) the use of proceeds of the Initial Term Loans as described in Section 6.11. “Transformative Acquisition” means any material Permitted Acquisition by the Borrower or any of the Restricted Subsidiaries of or with a third party that is either (a) not permitted by the terms of the Loan Documents immediately prior to the signing or consummation of such Permitted Acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the signing or consummation of such Permitted Acquisition, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation (in each case, as conclusively determined by the Borrower in good faith). “Type” means any type of a Term Loan determined with respect to the interest option applicable thereto, which shall be a Eurodollar Rate Term Loan or a Base Rate Term Loan. “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year. “United States” and “U.S.” mean the United States of America. “Unrestricted Subsidiary” means: (1) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 7.1 and the final paragraph of the definition of the term “Investment.” The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Borrower could Incur 48

$1.00 of Coverage Indebtedness pursuant to Section 7.2(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions. Each Unrestricted Subsidiary as of the Agreement Date shall be set forth in Schedule 1.4. Notwithstanding the foregoing, for so long as the ABL Agreement is in effect, in no event shall any Domestic Subsidiary that is a “Restricted Subsidiary” under the ABL Agreement (to the extent such concept applies under the ABL Agreement at such time) be deemed an Unrestricted Subsidiary hereunder. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” has the meaning specified in Section 11.21. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1(e)(ii)(B)(III). “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness. “Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write- down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” 49

“herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document (d) Any reference herein or any other Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). (e) In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default or Specified Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (e), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder. (f) In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of: (i) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Coverage Ratio or Consolidated Secured Leverage Ratio; or (ii) testing baskets set forth in this Agreement (including baskets measured as a percentage of EBITDA or Consolidated Net Tangible Assets), in each case, including the determination of compliance with any provision that requires that no Default or Event of Default has occurred, is continuing or would result therefrom, and, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four (4) consecutive Fiscal Quarters ending prior to the LCA Test Date for which 50 consolidated financial statements of the Borrower have been delivered hereunder, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in EBITDA or Consolidated Net Tangible Assets of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. 1.3 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements referred to in Section 6.2(a) for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein. 1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). 1.6 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.6, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. 51

1.7 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes. 1.8 Classification of Term Loans. For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”, “Incremental Term Loan”, “Extended Term Loan” or “Refinancing Term Loan”) or by Type (e.g., a “Eurodollar Rate Term Loan” or “Base Rate Term Loan”). 1.9 Effectuation of Transactions. Each of the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (or such portion thereof as shall be consummated as of the date of the applicable representation or warranty), unless the context otherwise requires. ARTICLE II TERM LOANS / INTEREST / PAYMENTS 2.1 The Term Loans. Subject to the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally (and not jointly) agrees to make Initial Term Loans to the Borrower in Dollars from time to time on any Business Day during the Delayed Draw Availability Period; provided that (a) the principal amount of each Initial Term Loan made by any Lender will not exceed such Lender’s Initial Term Loan Commitment in effect at such time; (b) without limiting the requirements set forth in Section 2.2, the Borrower must deliver notice to the Administrative Agent at least five (5) Business Days prior to any applicable Funding Date of the Borrower’s intention to make a Borrowing of Initial Term Loans pursuant to this Section 2.1 on such Funding Date; (c) the aggregate principal amount of Initial Term Loans to be made on any Funding Date must equal or exceed $25,000,000; and (d) the aggregate principal amount of all Initial Term Loans made pursuant to this Section 2.1 may not exceed $125,000,000 unless, after giving effect to the applicable Borrowing, the Borrower shall have fully drawn all Initial Term Loan Commitments in effect as of immediately prior to such Borrowing. Each Borrowing of Initial Term Loans shall consist of Initial Term Loans made simultaneously by the Lenders in accordance with their respective Initial Term Loan Commitments. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Term Loans or Eurodollar Rate Term Loans as further provided herein. The Initial Term Loans funded on each Funding Date will be funded with original issue discount of 1.00% (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of each Initial Term Loan and interest shall accrue on 100% of the principal amount of the Initial Term Loans, in each case as provided herein). 2.2 Borrowings, Conversions and Continuations of Term Loans. (a) Each Borrowing of Term Loans hereunder, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Term Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Term Loans or of any conversion of Eurodollar Rate Term Loans to Base Rate Term Loans, and (ii) on the requested date of any Borrowing of Base Rate Term Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Term Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of the applicable Class of Term Loans of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Term Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.3(c), each Borrowing of or conversion to Base Rate Term Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 52 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Term Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or to which existing Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Eurodollar Rate Term Loans with an Interest Period of one month. Any such automatic conversion to Base Rate Term Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Term Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Term Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its ratable share of the applicable Class of Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Term Loans described in Section 2.2(a). Each applicable Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, with respect to any Borrowing requested to occur on the Closing Date, if any, Section 4.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower. (c) Except as otherwise provided herein, a Eurodollar Rate Term Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Term Loan. During the existence of a Default, no Term Loans may be requested as, converted to or continued as Eurodollar Rate Term Loans without the consent of the Required Lenders. (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Term Loans upon determination of such interest rate. (e) After giving effect to all Borrowings of Term Loans, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of any Class of Term Loans hereunder. (f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Term Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender. 2.3 Prepayments. (a) Optional. (i) Subject to Section 2.3(a)(ii), the Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Term Loans and (2) on the date of prepayment of Base Rate Term Loans; (B) any prepayment of Eurodollar Rate Term Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Term Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class of Term Loans to be prepaid and, if Eurodollar Rate Term Loans are to be prepaid, the Interest Period(s) of such Term Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such 53 notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage of the relevant Class of Term Loans). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Term Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.5. Each prepayment of outstanding Term Loans pursuant to this Section 2.3(a) shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.5 in a manner determined at the sole discretion of the Borrower and specified in the Notice of Loan Prepayment and, subject to the other limitations expressly set forth in this Agreement, the Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion (provided that such voluntary prepayments of the Term Loans shall be made pro rata within any such Class or Classes selected by the Borrower). In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Classes of Term Loans. (ii) Notwithstanding the foregoing, in the event that, on or prior to the date which is twelve (12) months after the Closing Date (the “Prepayment Premium Period”), the Borrower (A) prepays, refinances, substitutes or replaces any Initial Term Loans pursuant to a Repricing Transaction, or (B) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (A), a prepayment premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, refinanced, substituted or replaced and (y) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the applicable Initial Term Loans outstanding immediately prior to such amendment. If, at any time during the Prepayment Premium Period, all or any portion of the Initial Term Loans held by any Non-Consenting Lender are prepaid, refinanced, substituted or replaced pursuant to Section 11.13 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment in connection with a Repricing Transaction, such prepayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction; provided that, for the avoidance of doubt, the Borrower shall not be subject to the requirements of this Section 2.3(a)(ii) with respect to any Repricing Transaction occurring after the end of the Prepayment Premium Period. (b) Mandatory. (i) Debt Incurrences. If the Borrower or any of its Restricted Subsidiaries issues or Incurs any Indebtedness (other than Indebtedness expressly permitted to be Incurred pursuant to Section 2.12, 2.13 or 7.2), then on the date of such issuance or Incurrence, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds in respect thereof to prepay Term Loans. (ii) Excess Cash Flow. If, for any Excess Cash Flow Period, there shall be any positive Excess Cash Flow, the Borrower shall prepay Term Loans of each Class on the relevant Excess Cash Flow Application Date (as defined below) in an aggregate amount equal to (i) 50% of such Excess Cash Flow minus (ii) the Optional Prepayment Amount (if any) for such Excess Cash Flow Period. Each prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five (5) Business Days after the earlier of (x) the date on which the financial statements of the Borrower referred to in Section 6.2(a) for the Fiscal Year with respect to which such prepayment is to be made are required to be delivered to the Lenders, and (y) the date such financial statements are actually delivered. (iii) Asset Dispositions; Recovery Events. The Borrower shall apply an amount equal to 100% of Net Available Cash from any Asset Disposition or Recovery Event (other than any disposition of, or Recovery Event with respect to, property that constitutes ABL Priority Collateral) to prepay Term Loans within five (5) Business Days following actual receipt of Net Available Cash in respect thereof; provided that notwithstanding the foregoing, (i) the Borrower shall only be required to make a mandatory prepayment with the Net Available Cash of any Asset Disposition or Recovery Event pursuant to this Section 2.3(b)(iii) if the aggregate Net Available Cash in respect of all Asset Dispositions and Recovery Events (excluding any disposition of or Recovery Events with respect to property that constitutes ABL Priority Collateral) that have occurred since the Closing Date exceeds $35,000,000; 54 and (ii) to the extent such aggregate Net Available Cash has not exceeded $35,000,000 since the Closing Date, then the Borrower and the Restricted Subsidiaries shall be entitled to retain any such Net Available Cash, with no prepayment obligation, and use such Net Available Cash for any purposes not prohibited under this Agreement; provided that, if at the time that any such prepayment would be required, the Borrower shall be required to, or to offer to, repurchase or redeem or repay or prepay any Indebtedness secured on a pari passu basis with or senior to the Obligations pursuant to the terms of the documentation governing such Indebtedness with the Net Available Cash of such Asset Disposition or Recovery Event (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower (or any Restricted Subsidiary) may apply such Net Available Cash on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time); provided, further, that if no Term Loans subject to such mandatory prepayment requirement are outstanding or will be outstanding after the application of such prepayment, then the Borrower may apply all such Net Available Cash after the repayment of such Term Loans to repay the Other Applicable Indebtedness; provided, further, that the portion of such Net Available Cash allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Available Cash required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Available Cash shall be allocated to the Term Loans (in accordance with the terms hereof); provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or repaid with such Net Available Cash, the declined amount of such Net Available Cash shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such Net Available Cash would otherwise have been required to be so applied if such Other Applicable Indebtedness was not then outstanding). (iv) Declining Lender. Notwithstanding anything in this Section 2.3(b) to the contrary, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or PDF attachment to an e-mail) at least one (1) Business Day prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Term Loans pursuant to this Section 2.3(b), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined may be retained by the Borrower and the Restricted Subsidiaries (such retained amount, “Retained Declined Proceeds”). (v) Order of Payments. Each prepayment of Term Loans pursuant to this Section 2.3(b) shall be applied ratably to each Class of Term Loans then outstanding. With respect to each Class of Term Loans, each prepayment pursuant to Section 2.3(b)(i), 2.3(b)(ii) or 2.3(b)(iii) shall be applied to the scheduled installments of principal thereof (following the date of prepayment) in a manner determined at the sole discretion of the Borrower and specified to the Administrative Agent and, if not specified, in direct order of maturity. Each such prepayment shall be paid to the applicable Lenders in accordance with their respective Applicable Percentage of such prepayment; provided that if no Lender exercises the right to waive a given mandatory prepayment of Term Loans pursuant to this Section 2.3(b), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are Base Rate Term Loans to the full extent thereof before application to Term Loans that are Eurodollar Rate Term Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.5. (vi) Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to Section 2.3(b)(i), 2.3(b)(ii) or 2.3(b)(iii), the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower demonstrating the calculation of the amount of the applicable Net Cash Proceeds, Excess Cash Flow or Net Available Cash, as applicable, giving rise to such prepayment. 2.4 Termination of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent from time to time during the Delayed Draw Availability Period, terminate (in whole or in part) the unused portion of the aggregate Initial Term Loan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. 55

(b) Mandatory. (i) On the last Business day of each of September 2020, December 2020, March 2021, June 2021 and September 2021, the aggregate Initial Term Loan Commitments in effect as of such date, if any, shall be reduced automatically by $450,000. (ii) The Initial Term Loan Commitment of each Lender shall be reduced automatically and without further action upon the making by such Lender of any Initial Term Loan by an amount equal to the principal amount of such Initial Term Loan. (iii) Unless previously terminated pursuant to the terms of this Agreement, the Initial Term Loan Commitment of each Lender shall terminate at 5:00 p.m. on the Delayed Draw Funding Deadline. (c) Application of Commitment Reductions. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused portion of the aggregate Initial Term Loan Commitments under this Section 2.4. Upon any reduction of the unused portion of the aggregate Initial Term Loan Commitments, the Initial Term Loan Commitment of each Lender shall be reduced by such Lender’s ratable portion of such reduction amount. 2.5 Repayment of Term Loans. The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders, (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of December 2021 (or, if earlier, the last Business Day of the applicable Fiscal Quarter during which the Initial Term Loan Commitments have been drawn in full by the Borrower), an aggregate principal amount of the Initial Term Loans equal to $450,000 (which payments shall be reduced as a result of the application of prepayments in accordance with the priority set forth in Section 2.3(b)(v) above) and (ii) on the Maturity Date, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that the amount of any such payment set forth above shall be adjusted to account for the addition of any Extended Term Loan or Incremental Term Loans to contemplate (x) the reduction in the aggregate principal amount of any Term Loans that were converted in connection with the Incurrence of such Extended Term Loans, and (y) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Term Amendment involving a Term Loan Increase to the Term Loans, a Refinancing Amendment to the amount of Term Loans or an Extension Amendment increasing the amount of Term Loan payments. 2.6 Interest. (a) Subject to the provisions of Section 2.6(b), (i) each Eurodollar Rate Term Loan of a particular Class of Term Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Class of Term Loans; and (ii) each Base Rate Term Loan of a particular Class of Term Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Class of Term Loans. (b) (i) If any amount of principal of any Term Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (ii) If any amount (other than principal of any Term Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable 56 in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. 2.7 Fees. (a) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (b) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. 2.8 Computation of Interest and Fees. All computations of interest for Base Rate Term Loans (including Base Rate Term Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Term Loan for the day on which such Term Loan is made, and shall not accrue on any Term Loan, or any portion thereof, for the day on which such Term Loan or such portion is paid. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. 2.9 Evidence of Debt. The Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.6(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto. 2.10 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the applicable Class of Term Loans (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be. (b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender at least one Business Day prior to the date of any Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent such Lender’s ratable share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of Base Rate Term Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding 57 amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Term Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (i) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders of any Class the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders of the applicable Class, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for the Initial Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the applicable conditions to the funding of the Initial Term Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 11.4(c) are several and not joint. The failure of any Lender to make any Term Loan or to make any payment under Section 11.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or to make its payment under Section 11.4(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner. (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. 2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account 58 of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans of the other Lenders of the applicable Class, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; (ii) the provisions of this Section 2.11 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. 2.12 Incremental Term Loans. (a) The Borrower may, at any time and from time to time after the Closing Date, subject to the terms and conditions set forth herein, request one or more new commitments which may be of the same Class as any outstanding Term Loan (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”). Any request under this Section 2.12 shall specify the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Incremental Term Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Term Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Incremental Term Commitment, an “Incremental Term Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably conditioned, withheld or delayed) to such Additional Lender’s making such Incremental Term Loans to the extent such consent, if any, would be required under Section 11.6(b)(iii) for an assignment of Term Loans to such Additional Lender. (b) Notwithstanding anything to the contrary herein, without the prior written consent of the Required Lenders, the aggregate principal amount of Incremental Term Loans shall not exceed at the time Incurred, the sum of (i) (any such Incremental Term Loans and any Incremental Equivalent Debt, in each case, to the extent Incurred under this clause (i), “Dollar Basket Incremental Debt”) the greater of (A) $150,000,000 and (B) 75.0% of the amount of EBITDA for the most recent four (4) consecutive Fiscal Quarters for which financial statements of the Borrower have been delivered hereunder, less the aggregate outstanding principal amount of all Incremental Term Loans and Incremental Equivalent Debt established prior to such time to the extent constituting Dollar Basket Incremental Debt; plus (ii) an additional amount (any such Incremental Term Loans and any Incremental Equivalent Debt, in each case, to the extent Incurred under this clause (ii), “Ratio-Based Incremental Debt”), so long as, in the case of this clause (ii), upon the effectiveness of the applicable Incremental Term Amendment or the relevant documentation relating to the relevant Incremental Equivalent Debt, as the case may be, and after giving effect to any such Incurrence on a pro forma basis (and after giving effect to any acquisition or other Investment consummated in connection therewith on a pro forma basis), the Consolidated Secured Leverage Ratio is no greater than 3.00 to 1.00; 59 provided that solely for purposes of calculating the Consolidated Secured Leverage Ratio for purposes of permitting the Incurrence of such Ratio-Based Incremental Debt (x) the Consolidated Secured Leverage Ratio shall be determined without netting the proceeds from the Incurrence of such Ratio-Based Incremental Debt, (y) any Incremental Term Loans and Incremental Equivalent Debt (or any Refinancing Indebtedness in respect thereof) that is or contemplated to be junior in right of security with outstanding Initial Term Loans or unsecured shall be deemed to be secured on a pari passu basis with the outstanding Initial Term Loans and (z) all undrawn Initial Term Loan Commitments in effect at such time shall be deemed drawn and the aggregate principal amount of Term Loans in respect thereof shall be included in clause (x) of Consolidated Secured Leverage Ratio; plus (iii) the aggregate amount of all voluntary prepayments of any Term Loans, Incremental Term Loans and/or Incremental Equivalent Debt, that, in each case, is secured on a pari passu basis with the Term Loans (provided that such prepayment is not funded with a concurrent Incurrence of Long-Term Indebtedness (other than loans under the ABL Agreement or loans under any other revolving credit facility)), less the aggregate outstanding principal amount of all Incremental Term Loans and Incremental Equivalent Debt established prior to such time pursuant to this clause (iii). The Borrower shall be entitled to elect to use clause (ii) above, before using clause (i) or (iii) above, to the extent permitted thereby; provided that, unless elected otherwise by the Borrower, any Incremental Term Loans and any Incremental Equivalent Debt shall be deemed to have been Incurred first in reliance on clause (ii) above to the extent permitted thereby. (c) On any date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase) (each such date an “Incremental Tranche Closing Date”), subject to the satisfaction of the terms and conditions in this Section 2.12 (i) each Incremental Term Lender of such Class shall make a Term Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. (d) The terms, provisions and documentation of any Incremental Term Loan or any Incremental Term Commitment shall be as agreed between the Borrower and the applicable Incremental Term Lenders providing such Incremental Term Loans or Incremental Term Commitments, and except as otherwise set forth herein, to the extent not substantially consistent with any Class of Term Loans existing on the Incremental Tranche Closing Date (as determined by the Borrower), shall be consistent with clauses (i) through (iii) below, as applicable, and otherwise shall be reasonably satisfactory to the Administrative Agent (in its capacity as such) (other than in respect of pricing, fees, rate floors, amortization or maturity); provided that terms that are not substantially consistent with any Class of Term Loans existing on the Incremental Tranche Closing Date may be added without the consent of the Administrative Agent or any existing Lender to the extent such terms are (x) also added for the benefit of the Term Loans existing on the Incremental Tranche Closing Date or (y) only applicable after the Maturity Date of any Term Loans existing on the Incremental Tranche Closing Date. Notwithstanding the foregoing, in the case of a Term Loan Increase, the terms, provisions and documentation of such Term Loan Increase shall be identical (other than with respect to underwriting, commitment or upfront fees, original issue discount or similar fees) to the applicable Term Loans being increased. In any event, (i) each Incremental Term Loan or Incremental Term Commitment: (A) at the Borrower’s option, may rank pari passu or junior in right of payment with the other Term Loans or Commitments, as applicable, of such Class, may be pari passu or junior in right of security with the other Term Loans or Commitments, as applicable, of such Class (and, if junior in right of security, subject to an Acceptable Intercreditor Agreement) or may be unsecured; (B) shall not mature earlier than the Maturity Date with respect to the Initial Term Loans; (C) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans on the date of Incurrence of such Incremental Term Loans (except by virtue of amortization or prepayment of the Initial Term Loans prior to the time of such Incurrence); 60

(D) shall have fees and, subject to clauses (d)(i)(B) and (d)(i)(C) above, amortization determined by the Borrower and the applicable Incremental Term Lenders; and (E) may, in the case of an Incremental Term Loan or Incremental Term Commitment that is pari passu in right of payment and right of security with the Initial Term Loans, provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Term Amendment; (ii) the All-In-Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Term Amendment; provided, however, that the All-In-Yield applicable to such Incremental Term Loans shall not be greater than the applicable All-In-Yield payable pursuant to the terms of this Agreement with respect to the Initial Term Loans plus 50 basis points per annum, unless the Interest Rate (together with, as provided in the proviso below, the Eurodollar Rate or Base Rate floor) with respect to such Initial Term Loans is increased so as to cause the then applicable All-In-Yield under this Agreement on such Initial Term Loans to equal the All-In-Yield then applicable to the Incremental Term Loans minus 50 basis points; provided that any increase in All-In-Yield to the Initial Term Loans due to the application of any Eurodollar Rate floor or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Eurodollar Rate floor or Base Rate floor applicable to the Initial Term Loans; and (iii) there shall be no guarantors in respect of such Incremental Term Loans that are not Guarantors and such Incremental Term Loans shall not include any borrower other than the Borrower and, to the extent secured, Incremental Term Loans shall not be secured by assets other than Collateral (except pursuant to an escrow or similar arrangement with respect to the proceeds of such Incremental Term Loans). (e) No Incremental Term Loans shall become effective unless and until each of the following conditions has been satisfied: (i) Any such Incremental Term Loan shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof, unless otherwise agreed by the Borrower and the Administrative Agent; (ii) The Borrower, the Administrative Agent, and any Additional Lender shall have executed and delivered an Incremental Term Amendment; (iii) The Borrower shall have paid such fees and other compensation to the Additional Lenders and to the Administrative Agent as the Borrower, the Administrative Agent and such Additional Lenders shall agree; (iv) On the closing date of any Incremental Term Loan, (A) the representations and warranties made by the Borrower and each Guarantor contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of such closing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects, as of such earlier date (provided that in connection with any Limited Condition Acquisition, the only representations and warranties that will be required to be true and correct in all material respects as of the applicable closing date, except for such representations and warranties that specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, shall be the Specified Representations) (provided further that, to the extent any such representation and warranty is qualified by, or subject to, “materiality”, “Material Adverse Effect” or similar language, the same shall be true and correct in all respects); (B) no Event of Default (or, in connection with a Limited Condition Acquisition, no Specified Default) shall have occurred and be continuing; and (C) the Borrower shall have delivered on such closing date an Officers’ Certificate certifying the satisfaction of the conditions set forth in the foregoing clauses (A) and (B); and 61

(v) The Borrower and Additional Lenders shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing. (f) In connection with any Incremental Term Loan, the Administrative Agent, the Additional Lenders and the Borrower agree to enter into any amendment required to incorporate the addition of the Incremental Term Loans, the pricing of the Incremental Term Loans, the maturity date of the Incremental Term Loans and such other amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection therewith, including amendments to provide for the inclusion, as appropriate, of Additional Lenders in any required vote or action of the Required Lenders, and amendments to properly reflect the pari passu or junior right of payment or priority with respect to the Collateral (each an “Incremental Term Amendment”). The Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments. (g) The Borrower may, at any time and from time to time after the Closing Date, subject to the terms and conditions set forth herein, by notice to the Administrative Agent, issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt, the aggregate amount of Incremental Term Loans then permitted to be Incurred pursuant to Section 2.12(b). (i) Any Incremental Equivalent Debt: (A) at the Borrower’s option, may rank pari passu or junior in right of payment with respect to the Obligations in respect of outstanding Initial Term Loans or Pari Passu Incremental Term Loans, may be pari passu or junior in right of security with outstanding Initial Term Loans or Pari Passu Incremental Term Loans (and, if secured, subject to an Acceptable Intercreditor Agreement) or may be unsecured; (B) shall not mature earlier than the Maturity Date with respect to the Initial Term Loans or any Pari Passu Incremental Term Loans; (C) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans or any Pari Passu Incremental Term Loans on the date of Incurrence of such Incremental Equivalent Debt (except by virtue of amortization or prepayment of the Initial Term Loans or any Pari Passu Incremental Term Loans prior to the time of such Incurrence) (provided that any such Indebtedness in the form of bridge notes or bridge loans shall not be required to meet the requirement in this clause (C) so long as such bridge notes or bridge loans provide for automatic conversion, subject to customary conditions, into “permanent” financing that satisfies such requirement); (D) shall have fees and, subject to clause (g)(i)(B) and (g)(i)(C) above, amortization determined by the Borrower and the applicable lenders in respect of such Incremental Equivalent Debt; and (E) may, in the case of any Incremental Equivalent Debt that is pari passu in right of payment and right of security with then existing Term Loans, provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of such Term Loans hereunder; (ii) The All-In-Yield applicable to the Incremental Equivalent Debt shall be determined by the Borrower and the lenders in respect of such Incremental Equivalent Debt; provided, however, that, in the case of any Incremental Equivalent Debt that is secured by the Collateral on a pari passu basis with the Initial Term Loans, the All-In-Yield applicable to such Incremental Equivalent Debt shall not be greater than the applicable All-In-Yield payable pursuant to this Agreement with respect to the Initial Term Loans plus 50 basis points per annum, unless the Interest Rate (together with, as provided in clause (y) of the proviso below, the Eurodollar Rate or Base Rate floor) with respect to such Initial Term Loans is increased so as to cause the then applicable All-In-Yield under 62 this Agreement on such Initial Term Loans to equal the All-In-Yield then applicable to such Incremental Equivalent Debt minus 50 basis points; provided further that (x) to the extent the “All-In Yield” on any Incremental Equivalent Debt is based on a fixed rate, the difference between the “All-in Yield” on the Initial Term Loans and the “All-In Yield” on such Incremental Equivalent Debt shall be determined based on the Eurodollar Rate in effect on the closing date of such Incremental Equivalent Debt and (y) that any increase in All-In-Yield to the Initial Term Loans due to the application of any Eurodollar Rate floor or Base Rate floor on any Incremental Equivalent Debt shall be effected solely through an increase in (or implementation of, as applicable) any Eurodollar Rate floor or Base Rate floor applicable to the Initial Term Loans; and (iii) The Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party and shall not include any borrower other than the Borrower and, to the extent secured, such Incremental Equivalent Debt shall not be secured by assets other than Collateral (except pursuant to an escrow or similar arrangement with respect to the proceeds of such Incremental Equivalent Debt) and may not be secured pursuant to any security documentation that is more restrictive to the Borrower and the Guarantors than this Agreement and the other Loan Documents; (iv) No Incremental Equivalent Debt shall become effective unless no Event of Default (or, in connection with a Limited Condition Acquisition, no Specified Default) shall have occurred and be continuing or would result therefrom. 2.13 Extension Amendments. (a) The Borrower may, at any time and from time to time after the Closing Date, request that all or a portion of the Term Loans of a given Class (each, an “Existing Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”, with any Term Loans of the Existing Tranche not so extended being referred to as “Non-Extended Term Loans”) and to provide for other terms consistent with this Section 2.13. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which Extension Request may be modified, revoked, or revoked and reissued by the Borrower at any time prior to the effectiveness of the Extension Amendment. (b) The Borrower shall provide the applicable Extension Request at least ten (10) Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans under the Existing Tranche subject to such Extension Request amended into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Tranche that it has elected to request be amended into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, the Term Loans subject to Extension Elections shall be amended to Extended Term Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Extension Election. (c) The terms of the Extended Term Loans to be established pursuant to an Extension Request shall (x) be identical as offered to each Lender under such Existing Tranche (including as to the proposed Interest Rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all Extending Lenders) and offered pro rata to each Lender under such Existing Tranche and (y) shall be identical to the Term Loans under the Existing Tranche from which such Extended Term Loans are to be amended, except that (I) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Incremental Term Loans, Refinancing Term Loans and Extended Term Loans) which have more than three (3) different Maturity Dates (unless otherwise consented to by the Administrative Agent); (II) the All-In-Yield with respect to the Extended Term Loans (whether in the form of interest 63 rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In-Yield for the Term Loans of such Existing Tranche, in each case, to the extent provided in the applicable Extension Amendment; (III) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (IV) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof. In any event, the Extended Term Loans: (i) as of the Extension Date, shall not mature earlier than the Maturity Date with respect to the Term Loans in the Existing Tranche; (ii) as of the Extension Date, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term Loans in the Existing Tranche (except by virtue of amortization of prepayment of the Term Loans in the Existing Tranche prior to the time of such Incurrence); (iii) shall be permitted by the terms of all Acceptable Intercreditor Agreements (to the extent any Acceptable Intercreditor Agreement is then in effect); (iv) may, in the case of Extended Term Loans that are to be pari passu in right of payment and right of security with then existing Term Loans, participate on a pro rata basis, or less than a pro rata basis (but not on a greater than pro rata basis), in any voluntary prepayments of such Term Loans hereunder, as specified in the respective Extension Amendment. Any Extended Term Loans amended pursuant to any Extension Request shall be designated a Class (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased). (d) Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in Section 2.13(c)(II) and which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.13(d) and notwithstanding anything to the contrary set forth in Section 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Borrower, the Guarantors, the Administrative Agent and the Extending Lenders. Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of Section 11.1 to any Section 2.13 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.13 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.13 Additional Amendments do not become effective prior to the time that such Section 2.13 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Term Loans provided for in any Extension Amendment) by such of the Lenders, the Borrower, the Guarantors and other parties (if any) as may be required in order for such Section 2.13 Additional Amendments to become effective in accordance with Section 11.1. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.13 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.13 Additional Amendment. In connection with any Extension Amendment, the Borrower shall deliver an Opinion of Counsel as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby. (e) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled Maturity Date(s) in accordance with clause (a) above (an “Extension Date”), (i) the scheduled repayments set forth in Section 2.5 with respect to any Existing Tranche subject to an Extension Election shall be modified to reflect a reduction in the principal amount of Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension Amendment (with such amount to be applied ratably to 64 reduce scheduled repayments of such Term Loans required pursuant to Section 2.5) and (ii) the prepayments set forth in Sections 2.3(a) and 2.3(b) shall be modified to reflect the existence of Extended Term Loans and the application of prepayments with respect thereto. (f) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the extension of its applicable Term Loans on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (i) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.13 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide an applicable Term Loan on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Term Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption or (ii) upon notice to the Administrative Agent, to prepay the Term Loans of such Non-Extending Lender, in whole or in part, subject to Section 3.5, without premium or penalty. In connection with any such replacement under this Section 2.13, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Term Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Extending Lender. (g) Following any Extension Date, with the written consent of the Borrower, any Non- Extending Lender may elect to have all or a portion of its Term Loans under an Existing Tranche deemed to be an Extended Term Loans under the applicable Term Loan Extension Series on any date (each date a “Designation Date”) prior to the maturity date of such Extended Term Loans; provided that (i) such Lender shall have provided written notice to the Borrower and the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to such Designation Date and (ii) no more than three (3) Designation Dates may occur in any one-year (1-year) period without the written consent of the Administrative Agent. Following a Designation Date, the Term Loans under the Existing Tranche held by such Lender so elected to be extended will be deemed to be Extended Term Loans of the applicable Term Loan Extension Series and any Term Loans under an Existing Tranche held by such Lender not elected to be extended, if any, shall continue to be “Non-Extended Term Loans.” (h) With respect to all extensions consummated by the Borrower pursuant to this Section 2.13, (i) such extensions shall not constitute payments or prepayments for purposes of Section 2.3(a) and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Borrower may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s discretion and may be waived by the Borrower) of Term Loans under an Existing Tranche be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.13 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Section 2.11) or any other Loan Document that may otherwise prohibit any such extension or any other transaction contemplated by this Section 2.13. 2.14 Refinancing Amendments. (a) The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Term Loan Request”), request the establishment of one or more new Classes of Term Loans under this Agreement (any such new Class, “Refinancing Term Commitments”), established in exchange for, or to replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one 65 or more then-existing Class or Classes of Term Loans (with respect to a particular Refinancing Term Commitment or Refinancing Term Loan, such existing Term Loans, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders holding such proposed Refinanced Debt. (b) Each Refinancing Term Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans and identify the proposed Refinanced Debt with respect thereto. Any Refinancing Term Loans made pursuant to Refinancing Term Commitments made on a Refinancing Closing Date (as defined below) shall be designated a separate Class of Refinancing Term Loans for all purposes of this Agreement. Refinancing Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Term Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Term Commitment) or by any Additional Lender (each such Additional Lender providing such Refinancing Term Commitment or Refinancing Term Loan, a “Refinancing Term Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such Refinancing Term Loans to the extent such consent, if any, would be required under Section 11.6(b)(iii) for an assignment of Term Loans, to such Additional Lender. (c) On any Refinancing Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Refinancing Term Lender of such Class shall make a Term Loan, severally, but not jointly or jointly and severally with the other Refinancing Term Lenders, to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto. (d) The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments of any Class shall be as agreed between the Borrower, the applicable Refinancing Term Lenders providing such Refinancing Term Loans or Refinancing Term Commitments and the Administrative Agent (in the case of the Administrative Agent, only with respect to terms and provisions not otherwise specified in this Section 2.14 that adversely affect the rights or obligations of the Administrative Agent), and except as otherwise set forth herein, to the extent not substantially identical to any Class of Term Loans existing on the Refinancing Closing Date, shall be consistent with clauses (i) through (vi) below and otherwise shall be no more restrictive, taken as a whole (as determined in good faith by the Borrower), than the terms applicable to the Class of Term Loans being Refinanced (except for (1) covenants or other provisions applicable only to periods after the Maturity Date (as of the applicable Refinancing Closing Date) or that are also added for the benefit of the Term Loans existing on such Refinancing Closing Date and (2) pricing, fees, rate floors, amortization or maturity). In any event each Refinancing Term Loan and Refinancing Term Commitment: (i) at the Borrower’s option, may rank pari passu or junior in right of payment with the Obligations under the then existing Term Loans, may be pari passu or junior in right of security with the Obligations under the then existing Term Loans (and, if junior in right of security, subject to an Acceptable Intercreditor Agreement) or may be unsecured; (ii) as of the Refinancing Closing Date, shall not mature earlier than the Maturity Date of the Refinanced Debt; (iii) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt on the date of Incurrence of such Refinancing Term Loans (except by virtue of amortization or prepayment of the Refinanced Debt prior to the time of such Incurrence); (iv) shall have an applicable margin and, subject to clauses (d)(ii) and (d)(iii) above, amortization determined by the Borrower and the applicable Refinancing Term Lenders; (v) shall not be subject to any Guarantee by any Person other than a Loan Party and shall not include any borrower other than the Borrower and, to the extent secured, such Refinancing Term Loans shall not be secured by assets other than Collateral (except pursuant to an escrow or similar arrangement with respect to the 66 proceeds of such Refinancing Term Loans) and may not be secured pursuant to any security documentation that is more restrictive to the Borrower and the Guarantors than this Agreement and the other Loan Documents; and (vi) may, in the case of any Refinancing Term Loans that are pari passu in right of payment and right of security with then existing Term Loans, provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any voluntary or mandatory prepayments of such Term Loans hereunder, as specified in the applicable Refinancing Amendment. (e) The effectiveness of any Refinancing Amendment, and the Refinancing Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment: (i) each Refinancing Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt); (ii) after giving effect to such Refinancing Term Commitments, (A) the representations and warranties made by the Borrower and each Guarantor contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of such closing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects, as of such earlier date (provided that, to the extent any such representation and warranty is qualified by, or subject to, “materiality”, “Material Adverse Effect” or similar language, the same shall be true and correct in all respects); (B) no Event of Default shall have occurred and be continuing; and (C) the Borrower shall have delivered on such closing date an Officers’ Certificate certifying the satisfaction of the conditions set forth in the foregoing clauses (A) and (B); and (iii) the principal amount (or accreted value, if applicable) of such Refinancing Term Loans shall not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses). (f) Refinancing Term Loans shall be established pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Term Lender providing such Refinancing Term Loans and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Loan Party, agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14, including, if applicable, amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien subordination and associated rights of the applicable Lenders to the extent any Refinancing Term Loans are to rank junior in right of security. The Borrower will use the proceeds, if any, of the Refinancing Term Loans in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt. 2.15 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.1 and in the definition of “Required Lender” and “Required Class Lender”, as applicable. 67

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and held as cash collateral for future funding obligations of the Defaulting Lender under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Term Loans in respect of which a Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders pro rata prior to being applied to the payment of any Term Loans of any Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto. ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 3.1 Taxes. (a) Defined Terms: For purposes of this Section 3.1, the term “Applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by Borrower. Each of the Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (other than penalties, interest and expenses directly attributable to the gross negligence or willful misconduct of the Recipient), whether or not such Indemnified Taxes were correctly or legally 68 imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.1, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with 69 respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; . (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal with-holding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations 70 under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.1, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this clause (h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. (i) Survival. Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. 3.2 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Eurodollar Rate Term Loans or to convert Base Rate Term Loans to Eurodollar Rate Term Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Term Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Term Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Term Loans of such Lender to Base Rate Term Loans (the interest rate on which Base Rate Term Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Term Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Term Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.5. 71

3.3 Inability to Determine Rates. (a) If in connection with any request for a Eurodollar Rate Term Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Term Loan, or (B) (x) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Term Loan or in connection with an existing or proposed Base Rate Term Loan and (y) the circumstances described in Section 3.3(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Term Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Term Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Term Loans shall be suspended (to the extent of the affected Eurodollar Rate Term Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.3(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Term Loans (to the extent of the affected Eurodollar Rate Term Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Term Loans in the amount specified therein. (b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.3(a), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.3(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof. (c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or (iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.3, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, 72 then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.3 with (x) one or more SOFR- Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Term Loans shall be suspended (to the extent of the affected Eurodollar Rate Term Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Term Loans (to the extent of the affected Eurodollar Rate Term Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Term Loans (subject to the foregoing clause (y)) in the amount specified therein. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.75% for purposes of this Agreement. In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective. 3.4 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Term Loans made by such Lender; 73 and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that no Lender shall be entitled to demand compensation for any increased cost or reduction with respect thereto unless such Lender has requested such payments from similarly situated borrowers under comparable provisions of other credit agreements to which such Lender is a party. (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.4 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.4 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). (e) Reserves on Eurodollar Rate Term Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Term Loan equal to the actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Term Loan; provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice. 3.5 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Term Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Term Loan on the date or in the amount notified by the Borrower; or (c) any assignment of a Eurodollar Rate Term Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13; 74 including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurodollar Rate Term Loan for such Term Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Term Loan was in fact so funded. 3.6 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Term Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.6(a), the Borrower may replace such Lender in accordance with Section 11.13. 3.7 Survival. All of the Borrower’s obligations under this Article III shall survive termination of all Commitments hereunder, repayment of all other Obligations hereunder, and resignation of the Administrative Agent. ARTICLE IV CONDITIONS 4.1 Conditions to Effectiveness of Agreement. This Agreement shall become effective on the date on which each of the following conditions is satisfied (it being understood that the obligations of the Lenders to make Initial Term Loans hereunder are subject to the satisfaction of the additional conditions precedent set forth in Section 4.2): (a) This Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Perfection Certificate and the ABL Intercreditor Agreement shall have been executed by each party thereto. (b) All fees required to be paid on the Closing Date pursuant to the Fee Letters and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement, to the extent, in the case of expenses, invoiced at least three (3) Business Days prior to the Closing Date, shall, upon the funding of the Initial Term Loans, have been paid (which amounts may be offset against the proceeds of the Initial Term Loans). (c) The Borrower shall have executed and delivered a Note in favor of each Lender requesting the same; 75

(d) The Administrative Agent shall have received each of the financial statements referred to in Section 5.6(a). (e) [Reserved.] (f) The Administrative Agent shall have received: (i) acknowledgement copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement; (ii) certified copies of UCC, tax and judgment lien searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens); and (iii) evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement have been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements). (g) Subject to the Limited Conditionality Provision, with respect to each Initial Mortgaged Property, a Mortgage, duly executed by the appropriate Loan Party, together with each of the following, to the extent applicable to such Initial Mortgaged Property, shall have been delivered to the Administrative Agent: (i) evidence that counterparts of such Mortgage have been duly executed, acknowledged and delivered and is in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and other fees in connection therewith have been paid; (ii) a fully paid American Land Title Association (or applicable state equivalent) mortgagee policy of title insurance (the “Mortgage Policy”), with endorsements (including so called “survey coverage” with respect to each Initial Non-Quarry Property) and in amounts acceptable to the Administrative Agent, issued by title insurers acceptable to the Administrative Agent, insuring the lien of each Mortgage on the property described therein, free and clear of all Liens, other than Permitted Liens; provided, however, survey coverage and any other endorsement that requires the existence or preparation of a survey or affidavit in lieu thereof, shall not be required with respect to any Quarry Property (including, without limitation, with respect to each Initial Quarry Property); (iii) with respect to each Initial Non-Quarry Property, an American Land Title Association/National Society of Professional Engineers form survey, for which all necessary fees (where applicable) have been paid, certified to the Administrative Agent and the issuer of the Mortgage Policy, prepared by a land surveyor duly registered and licensed in the jurisdiction in which the applicable Initial Non-Quarry Property is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations, in each case located on such applicable Initial Non-Quarry Property; (iv) evidence of the insurance required by the terms of Section 6.8; (v) with respect to each Initial Non-Quarry Property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and, if such Initial Non-Quarry 76

Property is located in a special flood hazard area, (x) a notice to (and confirmation of receipt by) the Borrower as to the existence of a special flood hazard and, if applicable, the availability of flood hazard insurance under the National Flood Insurance Program and (y) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by the Flood Insurance Laws or as otherwise required by the Lenders; and (vi) an opinion of local counsel as to the enforceability of the Mortgage and such other matters customarily included in such opinions and reasonably requested by the Administrative Agent. (h) The Administrative Agent shall have received a solvency certificate in the form attached hereto as Exhibit H from the chief executive officer, chief financial officer or chief accounting officer of the Borrower that shall certify as to the Solvency of the Borrower and its Subsidiaries (on a consolidated basis) after giving effect to the Transactions. (i) (i) The representations and warranties of the Loan Parties in the Loan Documents shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects, as of such earlier date (provided that, to the extent any such representation and warranty is qualified by, or subject to, “materiality”, “Material Adverse Effect” or similar language, the same shall be true and correct in all respects); (ii) no Default or Event of Default shall exist at the time of, or result from, the Transactions; and (iii) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, dated the Closing Date, substantially in the form of Exhibit J, certifying the satisfaction of the conditions set forth in the foregoing clauses (i) and (ii). (j) The Administrative Agent shall have received a certificate from each Loan Party certifying (i) that attached copies of such Loan Party’s Organization Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions of the Board of Directors (or equivalent governing body) of such Loan Party authorizing the execution and delivery of the Loan Documents and the performance of such Loan Party’s obligations thereunder is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Agreement; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents on behalf of such Loan Party. The Administrative Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing. (k) The Administrative Agent shall have received a written opinion of Akin Gump Strauss Hauer & Feld LLP, as well as any local counsel to any Loan Party reasonably required by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent. (l) The Administrative Agent shall have received copies of the charter documents of each Loan Party, certified by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization. The Administrative Agent shall have received good standing certificates for each Loan Party, issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization. (m) The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Closing Date, a Beneficial Ownership Certification and all other documentation and other information that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, to the extent reasonably requested at least ten (10) Business Days prior to the Closing Date. Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 4.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 4.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender. 77

Notwithstanding anything to the contrary herein or otherwise, to the extent any Mortgage referred to in clause (g) above, or any of the related deliverables and other actions referred to in clauses (g)(i) through (g)(vi) above necessary in order to create a valid and subsisting Lien on each such Initial Mortgaged Property, is not or cannot be provided or taken, as applicable, on or prior to the Closing Date, then the providing of any such Mortgage or any such related deliverables (or the taking of any required actions in connection therewith) shall not constitute a condition precedent to the making of the Initial Term Loans on the Closing Date, but such Mortgages and related deliverables shall be required to be delivered within 120 days after the Closing Date (in each case, subject to extensions to be reasonably agreed upon by the Administrative Agent) (the foregoing, the “Limited Conditionality Provision”). 4.2 Conditions to Each Funding Date. The obligation of each Lender to make an Initial Term Loan on the occasion of any Borrowing (other than any conversion or continuation of any Initial Term Loan) is subject to the Administrative Agent’s receipt of a Committed Loan Notice in accordance with the requirements hereof and to the satisfaction of the following conditions: (a) The Specified Representations shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects, as of such date; provided that, to the extent any such representation and warranty is qualified by, or subject to, “materiality”, “Material Adverse Effect” or similar language, the same shall be true and correct in all respects. (b) No Default or Event of Default shall exist at the time of, or result from, such Borrowing. Each Borrowing (other than any conversion or continuation of any Initial Term Loan) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section 4.2 have been satisfied. ARTICLE V GENERAL WARRANTIES AND REPRESENTATIONS To induce the Administrative Agent and the Lenders to enter into this Agreement and to make available the Term Loans contemplated hereby, each Loan Party represents and warrants to the Administrative Agent and the Lenders that: 5.1 Organization and Qualification. Each Loan Party and each Restricted Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent otherwise described on Schedule 5.1(a). Each Loan Party and each Restricted Subsidiary thereof is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect, except to the extent otherwise described on Schedule 5.1(b). 5.2 Power and Authority. Each Loan Party is duly authorized to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Capital Stock of any Loan Party, except those already obtained; (b) contravene the Organization Documents of any Loan Party; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Loan Party’s property. 5.3 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. 5.4 Capital Structure. Schedule 5.4(a) shows, as of the Closing Date, for each Loan Party and each Subsidiary thereof, its name, jurisdiction of organization, authorized and issued shares of Capital Stock, holders of its shares of Capital Stock, and agreements binding on such holders with respect to such shares of Capital Stock. Except 78 as disclosed on Schedule 5.4(b), since December 31, 2019 and as of the Closing Date, no Loan Party or Restricted Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Loan Party has good title to its shares of Capital Stock in its Subsidiaries, subject only to Permitted Liens, and all such shares of Capital Stock are duly issued, and, to the extent in the form of corporate stock, fully paid and non-assessable. Except as described on Schedule 5.4(c) as of the Closing Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Capital Stock of any Loan Party or Subsidiary thereof. 5.5 Title to Properties; Priority of Liens. (a) Each Loan Party and each Restricted Subsidiary thereof has good and indefeasible title to (or valid leasehold interests in) all of its Real Estate necessary in the ordinary course of business, and good title to all of its personal property, including all property reflected in any financial statements delivered to the Administrative Agent or the Lenders, in each case free of Liens except Permitted Liens. Each Loan Party and each Restricted Subsidiary thereof has paid and discharged all lawful claims that, if unpaid, could become a Lien on its properties, other than Permitted Liens. Upon execution and delivery thereof by the parties thereto, the Collateral Documents (other than the Mortgages, which are the subject of Section 5.5(b)) will be effective to create legal and valid Liens on all the applicable Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and, upon the taking of such actions set forth in the Collateral Documents, such Liens (i) to the extent contemplated in such Collateral Documents, constitute perfected and continuing Liens on all of the applicable Collateral, (ii) have priority over all other Liens on the Collateral, except for Permitted Liens that are expressly allowed to have priority over the Administrative Agent’s Liens granted pursuant to the Collateral Documents and (iii) are enforceable against each Loan Party granting such Liens. (b) The Mortgages executed and delivered on the Closing Date, if any, are, and the Mortgages executed and delivered after the Closing Date will be, effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable first priority Lien on all of the applicable Loan Party’s right, title and interest in and to the Mortgaged Property (as such term is defined in the applicable Mortgage) thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Administrative Agent (for the benefit of the Secured Parties) shall have a perfected first priority Lien on, and security interest in, all right, title, and interest of the applicable Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the UCC, the proceeds thereof, in each case prior and superior in right to the Lien of any other Person, except for Permitted Liens. 5.6 Financial Statements; Material Adverse Effect. (a) The Borrower has delivered to the Administrative Agent (for distribution to the Lenders): (i) the audited consolidated balance sheet of the Borrower as of December 31, 2019, and the related statements of income, cash flow and shareholders’ equity, accompanied by the report thereon of the Borrower’s independent certified public accountants. All such audited financial statements, including the schedules and notes thereto, have been prepared in accordance with GAAP in all material respects and present fairly, in all material respects, the financial position of the Borrower and its consolidated subsidiaries as at the dates thereof and their results of operations for the periods then ended. (ii) a pro forma consolidated balance sheet of the Borrower as of December 31, 2019, and a pro forma statement of income for the four Fiscal Quarters ending as of December 31, 2019, in each case adjusted to give effect to (A) the acquisition of Coram Materials Corp. and its affiliated entities consummated on February 24, 2020, and (B) the Transactions, as if the transactions contemplated by the foregoing clauses (A) and (B), with respect to the pro forma balance sheet, had occurred on such date or, with respect to the pro forma statement of income, had occurred on the first day of such period. (b) Since December 31, 2019 there has been no change in the condition, financial or otherwise, of the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect. 79

5.7 Solvency. As of the Closing Date, the Borrower and its Subsidiaries (on a consolidated basis) are Solvent prior to and after giving effect to the Transactions. 5.8 Surety Obligations. Neither the Borrower nor any Restricted Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as described on Schedule 5.8 or as permitted under Section 7.2. 5.9 Taxes. Except as set forth on Schedule 5.9, the Borrower and each of its Subsidiaries has timely filed or caused to be filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its properties that are due and payable, except (a) to the extent being contested in good faith by appropriate proceedings and (b) for Taxes in respect of which the aggregate liability does not exceed $1,000,000. The provision for Taxes on the books of the Borrower and its consolidated Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year. 5.10 Brokers. Except as may be payable to Administrative Agent, the Arranger, the Lenders or their respective Affiliates in connection with the funding of the Initial Term Loans, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents. 5.11 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party and each Restricted Subsidiary thereof owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. As of the Closing Date, there is no pending or, to any Loan Party’s knowledge, threatened Intellectual Property Claim with respect to any Loan Party, any Restricted Subsidiary thereof or any of their property (including any Intellectual Property). Except as disclosed on Schedule 5.11(a), as of the Closing Date, no Loan Party or any Restricted Subsidiary thereof pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or Licensed by, or otherwise subject to any interests of, any Loan Party or Restricted Subsidiary thereof as of the Closing Date is shown on Schedule 5.11(b). 5.12 Governmental Approvals. Each Loan Party and each Restricted Subsidiary thereof has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. All necessary import and export licenses, permits or certificates for the import or export by the Loan Parties or their respective Subsidiaries of any goods or other Collateral have been procured and are in effect, and the Loan Parties and their respective Subsidiaries have complied with all applicable foreign and domestic Laws with respect to their respective export and import of any goods or Collateral, except where failure to procure or noncompliance could not reasonably be expected to have a Material Adverse Effect. 5.13 Compliance with Laws. The Borrower and each of its Restricted Subsidiaries has duly complied, and its properties and business operations are in compliance, in all material respects with all Applicable Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there have been no citations, notices or orders of material noncompliance issued to the Borrower or any of its Restricted Subsidiaries under any Applicable Law. No Inventory (as defined in the UCC) has been produced in violation of the FLSA. 5.14 Compliance with Environmental Laws. Except as disclosed on Schedule 5.14, as of the Closing Date, none of the Borrower’s or any of its Subsidiaries’ present and, to their knowledge, none of the Borrower’s or any of its Subsidiaries’ past operations, Real Estate or other properties are subject to any federal, state or local investigation known to the Borrower to determine whether any remedial action is needed to address any environmental pollution, Hazardous Material or environmental clean-up. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has received any material Environmental Notice. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any Release, environmental pollution or Hazardous Material on any Real Estate now or previously owned, leased or operated by it, except as could not reasonably be expected to have a Material Adverse Effect. 80

5.15 Burdensome Contracts. Neither the Borrower nor any of its Restricted Subsidiaries is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 5.15 or as otherwise permitted under Section 7.4. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by any Loan Party. 5.16 Litigation. Except as shown on Schedule 5.16, as of the Closing Date, there are no actions, suits, proceedings, claims or investigations pending or, to any Loan Party’s knowledge after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration, or before any Governmental Authority, by or against any Loan Party or any Restricted Subsidiary thereof, or any of their businesses, operations, properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to such Loan Party or Restricted Subsidiary thereof. Except as shown on such Schedule, no Loan Party has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $500,000) as of the Closing Date. As of the Closing Date, no Loan Party or any Restricted Subsidiary thereof is in default with respect to any order, injunction or judgment of any Governmental Authority. 5.17 No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Loan Party or any Restricted Subsidiary thereof is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice (i) would constitute a material default under any Material Contract described in clause (a), (b) or (c) of the definition of “Material Contract” or (ii) as to any other Material Contract described in clause (d) of the of the definition of “Material Contract”, permit the holder thereof to accelerate or demand payment of such Indebtedness. As of the Closing Date, there is no basis upon which any party (other than a Loan Party or Restricted Subsidiary thereof) could terminate a Material Contract prior to its scheduled termination date. 5.18 ERISA. Except as disclosed on Schedule 5.18: (a) Each Plan maintained by the Borrower or any of its Subsidiaries and any Pension Plan maintained by the Borrower or any ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan maintained by the Borrower or any of its Subsidiaries and any Pension Plan maintained by the Borrower or any ERISA Affiliate that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or an opinion letter on which employers may reasonably rely from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party and, to the knowledge of the Loan Parties, each ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006 with respect to each Plan, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan. (b) As of the Closing Date, there are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect. (c) (i) No ERISA Event has occurred or is reasonably expected to occur, except as would not reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability, except as would not reasonably be expected to have a Material Adverse Effect; (iii) no Loan Party or, to the knowledge of the Loan Parties, ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), except as would not reasonably be expected to have a Material Adverse Effect; (iv) no Loan Party or, to the knowledge of the Loan Parties, ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Section 4201 of ERISA with respect to a Multi-employer Plan, except as would not reasonably be expected to have a Material Adverse Effect (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability); (v) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) as of the most recent valuation date for any Pension Plan or Multi-employer Plan, the 81 funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Loan Party or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date. (d) With respect to any Foreign Plan, except as in the aggregate would not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities. 5.19 Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between the Borrower or any Subsidiary and any customer or supplier, or any group of customers or suppliers, which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of the Borrower or any Restricted Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date. 5.20 Labor Relations. Except as described on Schedule 5.20, as of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries is party to or bound by any collective bargaining agreement. As of the Closing Date, there are no material grievances, disputes or controversies with any union or other organization of the Borrower’s or any of its Restricted Subsidiaries’ employees, or, to the Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining. 5.21 Not a Regulated Entity. No Loan Party is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to Incur Indebtedness. 5.22 Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Initial Term Loans for working capital and general corporate purposes, including to prepay outstanding borrowings under the ABL Agreement and to finance future acquisitions permitted by this Agreement. The proceeds of any Incremental Term Loans will be used for working capital, acquisitions, repayment or prepayment of Indebtedness and other general corporate purposes. Neither the Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Term Loans will be used by the Borrower to purchase or carry, or to reduce or refinance any Indebtedness Incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the FRB in violation of any such Regulation. 5.23 Sanctions. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, or employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant Sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. 5.24 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions (collectively, “Anti-Corruption Laws”) and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 82

5.25 Complete Disclosure. None of the representations or warranties made by any Loan Party in any of the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (excluding projections, estimates, pro forma information and forecasts) as of the date furnished, taken as a whole and taking into account all documents filed or furnished by the Borrower to the SEC, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered. No representation or warranty is made herein concerning any projections, estimates, pro forma information, or forecasts, and the assumptions on which they were based, or concerning any information of a general economic nature or general information about the industry of the Borrower and its Subsidiaries contained in any information, reports, financial statements, exhibits or schedules (it being understood that such projections, estimates, pro forma information and forecasts are subject to significant contingencies and uncertainties, many of which are beyond the control of the Borrower and any Subsidiary, and no assurances can be given that such projections, estimates, pro forma information and forecasts will be realized), except that such projections, estimates, pro forma information and forecasts, as at the date they were prepared, were based on assumptions of the management of the Borrower believed by the management of the Borrower to be reasonable at the time submitted to the Lenders. 5.26 Affected Financial Institutions. No Loan Party is an Affected Financial Institution. 5.27 Covered Entities. No Loan Party is a Covered Entity. 5.28 Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. ARTICLE VI AFFIRMATIVE COVENANTS The Borrower and each other Loan Party covenant to the Administrative Agent and each Lender that, from and after the Agreement Date, so long as any of the Commitments remain in effect, and thereafter until Full Payment of the Obligations: 6.1 Books and Records. The Borrower shall maintain, and shall cause each Restricted Subsidiary to maintain, at all times, adequate records and books of account with respect to their respective business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions. 6.2 Financial Statements and Other Information. The Borrower shall furnish to the Administrative Agent (and the Administrative Agent agrees to promptly deliver or make available to the Lenders): (a) as soon as available, and in any event within 90 days after the close of each Fiscal Year (provided that such period may be extended upon election by the Borrower to the date such financial statements are otherwise required to be filed with the SEC pursuant to Applicable Laws after giving effect to all available extension and cure periods), balance sheets as of the end of such Fiscal Year (commencing with the Fiscal Year ending December 31, 2020) and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for the Borrower and its consolidated Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year; (b) as soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters (provided that such period may be extended upon election by the Borrower to the date such financial statements are otherwise required to be filed with the SEC pursuant to Applicable Laws after giving effect to all available extension and cure periods), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income, cash flow and shareholders’ equity for such Fiscal Quarter and for the portion of the Fiscal Year 83 then elapsed, on a consolidated basis for the Borrower and its consolidated Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Responsible Officer of the Borrower with relevant knowledge or responsibility of the Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes; (c) concurrently with the delivery of financial statements under clause (a) or (b) above, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which shall include as an attachment thereto (i) a calculation of Consolidated Interest Expense for the applicable trailing four Fiscal Quarters, including the component figures thereof, and (ii) a separate set of financial statements (which may be unaudited) eliminating the financial position and results of operations of the Unrestricted Subsidiaries, if any, as of the applicable date and for the applicable period then ended; (d) concurrently with delivery of financial statements under clause (a) above, copies of all detailed audit reports, final management letters and other material reports submitted to the Borrower by their accountants in connection with such financial statements; (e) not later than 30 days after the end of each Fiscal Year, projections of the Borrower’s consolidated (i) results of operations for the next Fiscal Year, month by month, (ii) balance sheets and cash flow for the next Fiscal Year, quarter by quarter, and (iii) balance sheet, results of operations and cash flow for the next three Fiscal Years, year by year; (f) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit agreement and not otherwise required to be furnished to the Lenders pursuant to this Section 6.2; (g) as soon as available, but in any event within 30 days after the end of each Fiscal Year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information concerning such insurance coverage as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify; (h) promptly, and in any event within ten (10) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; (i) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation; (j) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and (k) such other reports and information (financial or otherwise) as the Administrative Agent may reasonably request in connection with any Collateral or the financial condition or business of the Borrower or any other Loan Party. Documents required to be delivered pursuant to Section 6.2(a), (b) or (j) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are (i) posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (ii) available on the SEC’s website on the Internet at www.sec.gov; provided that the Borrower shall notify the Administrative Agent (which shall notify each Lender) of the posting of any such documents. 84

Without limiting the delivery requirements under this Section 6.2, the Borrower hereby also agrees to hold, within ten (10) Business Days after the required delivery of any quarterly financial statements referred to in Section 6.2(b) above, upon the request of the Administrative Agent, a conference call with Lenders to discuss such statements and the results of operations for the relevant reporting period (with the time and date of such conference call, together with all information necessary to access the call, to be provided to the Administrative Agent no fewer than three (3) Business Days prior to the date of such conference call, for posting on the Platform); provided that the Borrower shall not be required to hold the conference call referred to in this sentence with respect to any Fiscal Quarter for which the Borrower has held a public earnings call by management of the Borrower. The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of United States federal securities laws) with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing (“MNPI”), and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees it will use commercially reasonable efforts to prepare a version of the Borrower Materials (the “Public-Side Version”) to be used by Public Lenders; it being agreed that (w) all Borrower Materials (including, without limitation, the Public-Side Version) made available to Public Lenders will be clearly and conspicuously marked “PUBLIC”, which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC” the Borrower will be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any MNPI (although they may be confidential or proprietary) with respect to the Borrower or its securities for purposes of United States federal securities laws; and (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender.” 6.3 Notices. The Borrower shall notify the Administrative Agent (and the Administrative Agent agrees to promptly distribute or make available to the Lenders) in writing, promptly after a Responsible Officer of the Borrower obtains knowledge thereof, of any of the following that affects any Loan Party: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) (i) any Release by any Loan Party or on any property owned, leased or occupied by any Loan Party or receipt of any Environmental Notice, except in either case as could not reasonably be expected to have a Material Adverse Effect, or (ii) the assertion or occurrence of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law that could reasonably be expected to cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law; 85

(i) the occurrence of any ERISA Event which could reasonably be expected to result in a Material Adverse Effect; or (j) the discharge of or any withdrawal or resignation by the Borrower’s independent accountants. 6.4 Preservation of Legal Existence and Good Standing. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain its legal existence and good standing in its jurisdiction of organization (except as a result of a transaction permitted under Section 7.8), except, other than in the case of the legal existence of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. 6.5 Compliance with Laws. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply with all Applicable Laws, including Environmental Laws, FLSA, OSHA, and Laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its properties or conduct of its business, unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Release occurs at or on any properties of the Borrower or any Restricted Subsidiary, it shall act promptly and diligently to investigate and report (to the extent such Release is of a reportable quantity) to the Administrative Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Release as required by Environmental Law, whether or not directed to do so by any Governmental Authority. 6.6 Taxes. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, except such Taxes as are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued and, which, if adversely resolved, the payment of which would not reasonably be expected to have a Material Adverse Effect. 6.7 Maintenance of Property. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. 6.8 Maintenance of Insurance. (a) The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain (i) insurance with insurers or (ii) self insurance existing on the Closing Date and other self insurance to the extent it is maintained in the ordinary course of business consistent with past practice and by similarly situated Persons in the same industry of established reputation, (a) with respect to the properties and business of the Borrower and its Restricted Subsidiaries of such type (including workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $5,000,000. Such insurance shall (w) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, (x) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (y) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (z) be reasonably satisfactory in all other respects to the Administrative Agent. (b) If any portion of any Non-Quarry Property that is a Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. 6.9 Licenses. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, (i) keep each License affecting any material portion of the Collateral or any other material property of the Borrower and its Restricted Subsidiaries in full force and effect; (ii) promptly notify the Administrative Agent of any proposed 86 modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; (iii) pay all Royalties when due; and (iv) notify the Administrative Agent of any default or breach asserted by any Person to have occurred under any License. 6.10 Inspection Rights. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, permit representatives of the Administrative Agent (at the expense of the Borrower) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and, to the extent reasonable, make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), in each case at reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, any visit or inspection permitted by this Section 6.10 shall be limited to once per twelve (12) month period in the absence of the occurrence and continuance of an Event of Default. 6.11 Use of Proceeds. The Borrower shall use the proceeds of the Initial Term Loans for working capital and general corporate purposes, including to prepay outstanding borrowings under the ABL Agreement and to finance future acquisitions permitted by this Agreement. The proceeds of any Incremental Term Loans will be used for working capital, acquisitions, repayment or prepayment of Indebtedness and other general corporate purposes. No part of the proceeds of any Term Loans shall be used by the Borrower or any Subsidiary for any purpose that violates the provisions of the Regulations of the FRB, including Regulation T, Regulation U or Regulation X. 6.12 Further Assurances; After-Acquired Property. (a) Subject to the applicable limitations set forth in the Collateral Documents and this Agreement (including with respect to Excluded Assets), the Borrower and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under Applicable Law, or that the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or purported to be created by the Collateral Documents in the Collateral. (b) Without limiting the foregoing but subject to the applicable limitations set forth in the Collateral Documents and this Agreement (including with respect to Excluded Assets), if, after the Closing Date, the Borrower or a Guarantor acquires property that is not automatically subject to a perfected security interest under the Collateral Documents and such property constitutes or would constitute Collateral (including any asset of the Borrower or a Guarantor that becomes Collateral subsequent to the Closing Date as a result of such asset ceasing to be an Excluded Asset), then the Borrower or such Guarantor shall: (i) with respect to real property, promptly notify the Administrative Agent of the acquisition thereof and, within 120 days after the date such notice is given (or such longer period to which the Administrative Agent may reasonably agree), deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each Material Real Property a Mortgage and the applicable deliverables related thereto and described in Section 4.1(g), subject to Lender confirmation that the deliverables described in Section 4.1(g)(v) are satisfactory if such Material Real Property is a Non-Quarry Property (provided, and notwithstanding anything to the contrary herein, the Administrative Agent will not accept any Mortgage with respect to any Non-Quarry Property from the Borrower or any Subsidiary until such time as it has received confirmation from each Lender that each Lender has completed its flood insurance review and flood insurance compliance has been completed in accordance with Section 6.8(b)); and (ii) with respect to all other assets, as soon as practicable and no later than 30 days (or such longer period to which the Administrative Agent may reasonably agree) after such acquisition or the date such asset ceases to be an Excluded Asset, take such actions to provide a Lien over such property in favor of the Administrative Agent for the benefit of the Secured Parties and deliver any joinder agreements or supplements as required by the applicable Collateral Documents. (c) (i) To the extent delivery thereof is required under the applicable Collateral Document, the Borrower shall deliver to the Administrative Agent as promptly as practicable after the Closing Date (and in any event within 90 days after the Closing Date (or such longer period to which the Administrative Agent may reasonably agree)) (x) certificates representing the shares of Capital Stock pledged pursuant to any Collateral Document (if such shares are certificated securities for purposes of Article 8 of the UCC), together with an undated stock power for each such 87 certificate executed in blank by a duly authorized officer of the pledgor thereof and (y) each promissory note required to be delivered by the Loan Parties pursuant to any Collateral Document endorsed in blank or accompanied by an executed transfer form in blank (in each case to the extent delivery of such endorsements or transfer forms is customary under requirements of Applicable Law) by the pledgor thereof and (ii) the Borrower shall take, or cause the applicable Loan Party to take, the actions specified on Schedule 6.12. 6.13 Additional Loan Parties. In the event that after the Closing Date any Loan Party organizes, creates or acquires any Wholly-Owned Subsidiary (or the Borrower designates any Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the terms hereof) that is a Domestic Subsidiary (other than an Unrestricted Subsidiary, a CFC or a CFC Holdco, unless the Borrower otherwise determines) (such acquired Domestic Subsidiary or new Restricted Subsidiary, an “Additional Loan Party”), the Loan Parties shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 6.2(c) for the Fiscal Quarter during which such Domestic Subsidiary was organized, created or acquired (or which such Unrestricted Subsidiary is designated as a Restricted Subsidiary), notify the Administrative Agent thereof and, within 60 days after the date such notice is given (or such longer period that may be permitted under the ABL Agreement or to which the Administrative Agent may reasonably agree): (a) cause such Additional Loan Party to become a party to this Agreement as a Guarantor; (b) cause such Additional Loan Party to execute and deliver to the Administrative Agent a Security Agreement Supplement (as defined in the Security Agreement) and such other amendments to the Collateral Documents as the Administrative Agent may reasonably deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the Collateral Documents) in the Collateral (other than with respect to real property, which is the subject of clause (c) below) of such Additional Loan Party; (c) deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each Material Real Property owned or held by the each such new Additional Loan Party, a Mortgage and the applicable deliverables related thereto and described in Section 4.1(g), subject to Lender confirmation that the deliverables described in Section 4.1(g)(v) are satisfactory if such Material Real Property is a Non-Quarry Property; and (d) deliver such other documentation as the Administrative Agent may reasonably request in accordance with the Collateral Documents (other than with respect to Mortgages, which are the subject of clause (c) above) (and subject to the limitations set out therein) in order to cause the Lien created by the Collateral Documents in such new Additional Loan Party’s Collateral and in the Capital Stock of such new Additional Loan Party to be duly perfected in accordance with all requirements of Applicable Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Administrative Agent, and such other documents with respect to such new Domestic Subsidiary (or such new Restricted Subsidiary) as the Administrative Agent may reasonably request that are consistent with the documents in place or delivered to the Administrative Agent by the Loan Parties on the Closing Date or as set forth in Section 6.12(c). 6.14 [Reserved]. 6.15 Compliance with ERISA. The Borrower shall, and shall cause each of its Subsidiaries to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law; (b) cause each applicable Pension Plan (other than a Multi-employer Plan) that is intended to be qualified under Section 401 of the Code to be so qualified; (c) make all required contributions to any Plan when due; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and (f) ensure that no Plan (other than a Multi-employer Plan) has an Unfunded Pension Liability, in each case, that would reasonably be expected to have a Material Adverse Effect. 6.16 Anti-Corruption Laws; Sanctions. The Borrower shall, and shall cause each of its Subsidiaries to, conduct its businesses in compliance in all material respects with all applicable Anti-Corruption Laws and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions. 88

6.17 MIRE Events. In connection with any amendment to this Agreement pursuant to which any increase, extension or renewal of Term Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property the deliverables set forth in Section 4.1(g)(v) with respect to those Mortgaged Properties that are Non-Quarry Properties as well as amendments to the Mortgages if and to the extent required under Applicable Law, so-called “date down” and modification endorsements to the existing title policies bringing forward the date of the existing policy to the date of the recording of such amendment and insuring the validity and continued priority of the lien of the insured mortgage together with such other endorsements or affirmative insurance as the Administrative Agent may reasonably request (or a new policy of title insurance if such endorsements are not available in the applicable jurisdiction), an opinion of local counsel concerning the enforceability of such Mortgage as so amended and such other reasonable and customary opinions as the Administrative Agent may request, and such other documents or instruments as the Administrative Agent shall reasonably require, to the extent necessary to continue the validity and effectiveness of the Liens granted and intended to be granted by the Mortgages. ARTICLE VII NEGATIVE COVENANTS The Borrower and each other Loan Party covenant to the Administrative Agent and each Lender that, from and after the Agreement Date, so long as any of the Commitments remain in effect, and thereafter until Full Payment of the Obligations: 7.1 Limitation on Restricted Payments. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment: (i) a Default or Event of Default shall have occurred and be continuing (or would result therefrom); (ii) the Borrower is not entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 7.2(a); or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Start Date (all payment calculations being made as if the provisions of this Section 7.1 had been in effect as of the Start Date and at all times thereafter) would exceed the sum of (without duplication): (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2016 to the end of the most recent Fiscal Quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (B) 100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Borrower either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Start Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Start Date, but excluding in each case any Net Cash Proceeds (1) from Excluded Contributions and (2) from sales to a Subsidiary of the Borrower or to an employee stock ownership plan or a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees; plus (C) the amount by which the principal amount of Indebtedness of the Borrower (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Start Date of any Indebtedness of the Borrower convertible or exchangeable for Qualified Capital Stock of the Borrower (less the amount of any cash, or the fair value of any other 89 property, distributed by the Borrower upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds (i) to the extent constituting Excluded Contributions and (ii) from sales to a Subsidiary of the Borrower or to an employee stock ownership plan or a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees); plus (D) an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Borrower or any Restricted Subsidiary subsequent to the Start Date with respect to Investments (other than Permitted Investments) made by the Borrower or any Restricted Subsidiary in any Person (other than the Borrower or any Restricted Subsidiary) and resulting from repurchases, repayments or redemptions of such Investments or repayments of loans or advances and releases of guarantees that constitute such Investments, in each case, by any Person, and dividends or other distributions or payments with respect to, and proceeds realized on the sale of, such Investments, and (y) in the event that subsequent to the Closing Date the Borrower redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (other than to the extent the Borrower’s Investment in such Unrestricted Subsidiary constituted a Permitted Investment); provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus (E) the aggregate amount of any Retained Declined Proceeds since the Closing Date. (b) The preceding provisions of this Section 7.1 shall not prohibit: (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by conversion or exchange for, or for consideration consisting only of, Qualified Capital Stock of the Borrower or a substantially concurrent cash capital contribution received by the Borrower from one or more of its shareholders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 7.1(a)(iii)(B); (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations or Specified Junior Indebtedness of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which (x) is permitted to be Incurred pursuant to Section 7.2 and (y) satisfies the requirements set forth in the definition of “Refinancing Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments, except any such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in connection with a Refinancing of Indebtedness pursuant to Section 7.2(c)(ii) made on or after the Start Date shall be included in the calculation of the amount of Restricted Payments; (iii) the payment of any dividend, distribution or redemption of any Capital Stock, Subordinated Obligations or Specified Junior Indebtedness within 65 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by Section 7.1(a) (the declaration of such payment will be deemed a Restricted Payment under Section 7.1(a) as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 7.1(a)); provided, however, that any Restricted Payment made on or after the Start Date in reliance on this clause (b)(iii) shall reduce the amount available for Restricted Payments pursuant to Section 7.1(a)(iii) only once; 90

(iv) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Borrower or any of its Subsidiaries from then current or former officers, employees, directors or consultants of the Borrower or any of its Subsidiaries (or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Borrower under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed (x) $10,000,000 in any calendar year (with any unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (y) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (b)(iv); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; (v) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 7.2; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; (vi) repurchases, redemptions and other acquisitions and retirements of Capital Stock (A) occurring or deemed to occur upon the acquisition or exercise of stock options or other similar stock-based awards under equity plans, warrants or other Capital Stock if such Capital Stock or the proceeds thereof represents or are used to satisfy a portion of the acquisition or exercise price of such stock options or other Capital Stock or (B) in connection with a gross up for or payment of Taxes related to any such stock options or other Capital Stock; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; (vii) cash payments in lieu of the issuance of fractional shares or upon the purchase, redemption or other acquisition of fractional shares, including in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower or any share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted by this Agreement; provided, however, that any such cash payment shall not be for the purpose of evading the limitations set forth in this Section 7.1 (as determined in good faith by the Board of Directors of the Borrower); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; (viii) [Reserved]; (ix) payments of intercompany subordinated Permitted Indebtedness, the Incurrence of which was permitted under Section 7.2(b)(v); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; (x) any other Restricted Payment in an amount which, when taken together with all Restricted Payments made pursuant to this clause (x), does not exceed the greater of (A) $65,000,000 and (B) 7.5% of Consolidated Net Tangible Assets at the time of such Restricted Payment; provided, however, that (x) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (y) each such Restricted Payment made on or after the Start Date shall be included in the calculation of the amount of Restricted Payments; (xi) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Start Date; provided that such payments shall be excluded in the calculation of the amount of Restricted Payments; (xii) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or any Restricted Subsidiary by, Unrestricted Subsidiaries; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and 91

(xiii) Restricted Payments in respect of the Borrower’s repurchase or other acquisition or retirement of warrants existing as of the Start Date with respect to its Capital Stock; provided, however, that (A) the aggregate amount of such Restricted Payments shall not exceed $15,000,000 and (B) such Restricted Payments made on or after the Start Date shall be included in the calculation of the amount of Restricted Payments. (c) The Borrower, in its sole discretion, may classify any Restricted Payment as being made in part under one of the provisions of this Section 7.1 and in part under one or more other such provisions (or, as applicable, clauses), or reclassify any Restricted Payment made under one or more of the provisions of this Section 7.1 as being made under one or more other provisions (or, as applicable, clauses) of this Section 7.1. (d) If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Loan Party or a Restricted Subsidiary in accordance with this Agreement, then, in the case of a Loan Party, all such Investments previously made in such Person, and, in the case of a Restricted Subsidiary that is not a Loan Party, the portion thereof that would constitute a Permitted Investment at the time, shall no longer be counted as Restricted Payments for purposes of calculating the amount of Restricted Payments pursuant to Section 7.1(a)(iii) above. 7.2 Limitation on Indebtedness. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Borrower or any Guarantor shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.00 to 1.00 (any such Indebtedness Incurred pursuant to this Section 7.2(a) being herein referred to as “Coverage Indebtedness”). (b) Notwithstanding the foregoing Section 7.2(a), the Borrower and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this Section 7.2(b) being referred to as “Permitted Indebtedness”): (i) Indebtedness Incurred by the Borrower or any Guarantor pursuant to one or more Credit Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under, and then outstanding under, this clause (b)(i) does not exceed the greater of (x) $550,000,000 and (y) the Borrowing Base at the time of such Incurrence; (ii) Indebtedness arising under the Loan Documents; (iii) the Existing Notes outstanding on the Agreement Date; (iv) the Incurrence by the Borrower or any Restricted Subsidiary of the Indebtedness existing as of the Closing Date that is described on Schedule 7.2; (v) Indebtedness owed to and held by the Borrower or a Restricted Subsidiary; provided, however, that (A) in the case of any Indebtedness owed to the Borrower or any Guarantor by any Restricted Subsidiary that is not a Guarantor, the corresponding Investment made by the Borrower or any Guarantor must be permitted pursuant to Section 7.1; (B) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary (or any Guarantor ceasing to be a Guarantor) or any subsequent transfer of such Indebtedness (other than to the Borrower or a Restricted Subsidiary permitted by this clause (b)(v)) or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon not permitted by this clause (b)(v), (C) if the Borrower Incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness shall either be subject to the Subordinated Intercompany Note or be expressly subordinated to the Obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent and (D) if a Guarantor Incurs such Indebtedness owing to a Person that is not the Borrower or a Guarantor, such Indebtedness shall either be subject to the Subordinated Intercompany Note or be expressly subordinated to the Obligations of such Guarantor in a manner reasonably satisfactory to the Administrative Agent; provided further that nothing in the foregoing clause (C) or (D) shall prohibit the repayment of such Indebtedness at maturity or otherwise in compliance with the terms of this Agreement; 92

(vi) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Borrower or a Restricted Subsidiary or secured by a Lien on an asset acquired by the Borrower or by a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary or such asset was so acquired); provided, however, that (A) on the date of such acquisition and after giving pro forma effect thereto, (x) the Borrower would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to Section 7.2(a) or (y) the Consolidated Coverage Ratio is greater than the Consolidated Coverage Ratio immediately prior to giving effect to such transaction, and (B) the Borrower may, if it so elects, treat as Indebtedness outstanding on the date of acquisition of any such Restricted Subsidiary the amount of any undrawn commitment to fund Indebtedness that such Restricted Subsidiary was entitled to borrow immediately prior to the time of such acquisition; provided that, in connection with any such election, such undrawn commitment shall be treated as outstanding Indebtedness for all purposes under this Agreement, including for purposes of calculating the Consolidated Coverage Ratio (including under Section 7.2(a)), for so long as such commitment remains outstanding; (vii) Refinancing Indebtedness in respect of any Coverage Indebtedness Incurred pursuant to Section 7.2(a) or any Permitted Indebtedness Incurred pursuant to clause (b)(ii), (b)(iii), (b)(iv), (b)(vi), this clause (b)(vii), (b)(viii), (b)(xii), (b)(xiii), (b)(xviii), (b)(xxiii) and (b)(xxiv), or any Indebtedness Incurred to Refinance such Indebtedness; provided, however, that (A) to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (b)(vi), such Refinancing Indebtedness shall be Incurred only by such Subsidiary, the Borrower or the Borrower and such Subsidiary; and (B) in the case of any Refinancing Indebtedness in respect of Indebtedness (or Refinancing Indebtedness in respect thereof) Incurred under clause (b)(xxiii) or (b)(xxiv), such Refinancing Indebtedness shall satisfy the additional requirements of Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt or Permitted Junior Refinancing Debt, as applicable; (viii) Hedging Obligations Incurred in the ordinary course of business designed to manage interest rates or interest rate risk, to protect against fluctuations in currency exchange rates or to manage commodity prices, and not for the purpose of speculation; (ix) obligations in respect of worker’s compensation claims, self-insurance obligations, performance, bid and surety bonds, indemnity, judgment, appeal, advance payment, customs, tax or other guarantees or bonds or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Borrower or any Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business; (x) Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its Incurrence and (B) in connection with endorsement of instruments for deposit in the ordinary course of business; (xi) the Guarantee by the Borrower or any Guarantor of Indebtedness of the Borrower or any Guarantor that was permitted to be Incurred by another provision of this Section 7.2; provided, however, that if the Indebtedness being Guaranteed is subordinated to the Obligations, then the Guarantee thereof Incurred pursuant to this clause (b)(xi) shall be subordinated to the same extent as the Indebtedness being Guaranteed; (xii) Purchase Money Indebtedness Incurred to finance the acquisition by the Borrower or a Restricted Subsidiary of assets in the ordinary course of business, in an aggregate principal amount which, on the date of such Incurrence, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (b)(xii) and then outstanding under this clause (b)(xii), does not exceed the greater of (A) $100,000,000 and (B) 15.0% of Consolidated Net Tangible Assets at the time of Incurrence; (xiii) indemnification, Post-Closing Payments or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Borrower or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing any such 93 acquisition; provided that, in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (b)(xiii) shall at no time exceed the gross proceeds actually received by the Borrower and the Restricted Subsidiaries in connection with such disposition; (xiv) Indebtedness of the Borrower or any Restricted Subsidiary Incurred in the ordinary course of business under Guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $20,000,000 at any time outstanding; (xv) Indebtedness Incurred by the Borrower or any Restricted Subsidiary consisting of obligations to pay insurance premiums; (xvi) Indebtedness Incurred by the Borrower or any Restricted Subsidiary related to unfunded or underfunded Pension Plans and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded or underfunded under Applicable Law; (xvii) Indebtedness of the Borrower or a Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to, and outstanding on the date of such Incurrence under, this clause (b)(xvii) does not exceed the greater of (A) $125,000,000 and (B) 17.5% of Consolidated Net Tangible Assets at the time of Incurrence; provided that the aggregate principal amount of Indebtedness that may be Incurred pursuant to this clause (xvii) by Restricted Subsidiaries that are not Guarantors shall not exceed $10,000,000 at the time of Incurrence; (xviii) Acquired Indebtedness of Persons that are merged into or consolidated with the Borrower or any Restricted Subsidiary in accordance with Section 7.8 (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, any such transaction or series of transactions); provided, however, the Borrower may, if it so elects, treat as Indebtedness outstanding on the date of such merger or consolidation the amount of any undrawn commitment to fund Indebtedness that such other Person was entitled to borrow immediately prior to the time of such merger; provided that, in connection with any such election, such undrawn commitment shall be treated as outstanding Indebtedness for all purposes under this Agreement, including for purposes of calculating the Consolidated Coverage Ratio (including for purposes of Section 7.8), for so long as such commitment remains outstanding; provided, further, that the aggregate principal amount of Indebtedness that may be Incurred pursuant to this clause (xviii) by Restricted Subsidiaries that are not Guarantors shall not exceed $10,000,000 at the time of Incurrence; (xix) Indebtedness of the Borrower or any Restricted Subsidiary supported by one or more letters of credit issued under a Credit Facility in accordance with Section 7.2(b)(i) above; provided that such Indebtedness is in a principal amount not in excess of the stated amount of such letter(s) of credit; (xx) Indebtedness of the Borrower or any Restricted Subsidiary to current or former officers, directors, consultants and employees thereof, their respective estates, spouses or former spouses, in each case, to finance the purchase, redemption or other acquisition of Capital Stock of the Borrower or any of its Subsidiaries permitted by Section 7.1(b)(iv) in an amount not to exceed $20,000,000 at any time outstanding; (xxi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to, and outstanding on the date of such Incurrence under, this clause (b)(xxi) does not exceed $65,000,000; (xxii) Indebtedness constituting Incremental Equivalent Debt to the extent permitted to be Incurred pursuant to Section 2.12(g); (xxiii) Permitted Unsecured Refinancing Debt; and (xxiv) Permitted First Priority Refinancing Debt and Permitted Junior Priority Refinancing Debt. 94

(c) Notwithstanding the foregoing, neither the Borrower nor any Guarantor will Incur any Permitted Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations or any Specified Junior Indebtedness of the Borrower or any Guarantor unless either (i) such Indebtedness shall be subordinated in right of payment to the Obligations or junior in Lien priority to all of the Liens securing the Obligations (or be unsecured), as applicable, to at least the same extent as such Subordinated Obligations or Specified Junior Indebtedness, or (ii) such Refinancing shall constitute a Restricted Payment pursuant to Section 7.1(a) that reduces the available amount of Restricted Payments under Section 7.1(a)(iii) by the principal amount of such Subordinated Obligations or Specified Junior Indebtedness Refinanced, as applicable. (d) For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness Incurred pursuant to and in compliance with, this Section 7.2: (i) notwithstanding the following clauses (ii) through (iv), any Indebtedness outstanding under (A) the ABL Agreement (and any Refinancing thereof) will be treated as Incurred under Section 7.2(b)(i) above and (B) the Existing Notes outstanding on the Agreement Date shall be treated as Incurred pursuant to Section 7.2(b)(iii) above; (ii) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Borrower, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; (iii) the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and, in that connection, the Borrower will be entitled to treat a portion of such Indebtedness as Coverage Indebtedness and the balance of such Indebtedness as an item or items of Permitted Indebtedness; and (iv) any Indebtedness originally classified as Incurred pursuant to Section 7.2(a) above or one of the clauses in Section 7.2(b) above (other than Indebtedness described in clause (i) of this Section 7.2(d), if any) may later be reclassified from time to time by the Borrower such that it will be deemed as having been Incurred as Coverage Indebtedness pursuant to Section 7.2(a) above or as Indebtedness permitted pursuant to another clause in Section 7.2(b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification. (e) For purposes of determining compliance with any Dollar denominated restriction on the Incurrence of Indebtedness or any other covenant, limitation or ratio in this Agreement, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred. Notwithstanding any other provision of this Agreement , the maximum amount of Indebtedness that the Borrower or any Restricted Subsidiary may Incur pursuant to this Section 7.2 shall not be deemed to be exceeded, nor shall any other covenant, limitation or ratio in this Agreement be deemed to be breached or exceeded, solely as a result of fluctuations in exchange rates or currency values. (f) This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured, (2) secured Indebtedness as subordinated or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral or is secured with different collateral, or (3) any Indebtedness as subordinated or junior to other Indebtedness by virtue of structural subordination, maturity date or being guaranteed by less than all guarantors of such other Indebtedness. 7.3 Limitation on Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a 95

Restricted Subsidiary), whether owned at the Agreement Date or thereafter acquired, securing any Indebtedness, except for Permitted Liens. 7.4 Limitations on Restrictions on Distributions from Restricted Subsidiaries. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Borrower or a Restricted Subsidiary or pay any Indebtedness owed to the Borrower or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Capital Stock shall be deemed to not be a restriction on the ability to pay dividends or make other distributions on Capital Stock), (ii) make any loans or advances to the Borrower or any Restricted Subsidiary or (iii) transfer any of its property or assets to the Borrower or any Restricted Subsidiary, except: (A) with respect to clauses (a)(i), (a)(ii) and (a)(iii), (1) any encumbrance or restriction pursuant to the ABL Agreement or the Existing Notes Indenture, or any other agreement in effect at or entered into on the Agreement Date and set forth on Schedule 7.4; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 7.4(a)(A)(1) or (2) or this clause (3) or contained in any amendment to an agreement referred to in Section 7.4(a)(A)(1) or (2) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Borrower (as determined by the Board of Directors of the Borrower in its good faith judgment) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; (4) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (including by merger or consolidation) pending the closing of such transaction; (5) any encumbrance or restriction pursuant to Applicable Law, rule, regulation or order; (6) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies; (7) any encumbrance or restriction with respect to a Foreign Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Agreement; (8) provisions contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business; (9) provisions in agreements or instruments that prohibit the payment or making of dividends or other distributions other than on a pro rata basis; 96

(10) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of earnings or other assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered in the ordinary course of business of the Borrower and its Restricted Subsidiaries; (11) any encumbrance or restriction contained in agreements governing or relating to Royalty Interests made in the ordinary course of business; (12) encumbrances or restrictions existing under or by reason of other Indebtedness (including Hedging Obligations), Disqualified Stock or Preferred Stock permitted to be Incurred subsequent to the Agreement Date pursuant to Section 7.2 and the provisions relating to such encumbrance or restriction contained in such Indebtedness, Disqualified Stock or Preferred Stock are not materially less favorable to the Borrower, taken as a whole, as determined by the Board of Directors of the Borrower in good faith, than the provisions contained herein as in effect on the Agreement Date; and (13) any encumbrance or restriction arising pursuant to a Cash Management Arrangement; (B) with respect to clause (a)(iii) only, (1) any encumbrance or restriction consisting of customary nonassignment provisions in leases, Licenses or similar agreements to the extent such provisions restrict the transfer of the lease, License or similar agreement or the property subject thereto; (2) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property or assets subject to such security agreements or mortgages; (3) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary; and (4) encumbrances and restrictions contained in contracts entered into in the ordinary course of business not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value, property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower and its Restricted Subsidiaries taken as a whole. (b) In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof. 7.5 Limitation on Sales of Assets and Subsidiary Stock. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition, unless: (i) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and other assets subject to such Asset Disposition (in each case, such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition); and (ii) at least 75.0% of the consideration thereof received by the Borrower or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments. (b) For purposes of clause (a)(ii) of this Section 7.5, and for no other purpose under this Agreement, the following shall be deemed to be Temporary Cash Investments: 97

(i) the assumption or Discharge of Senior Indebtedness of the Borrower or any Guarantor (other than obligations in respect of Disqualified Stock of the Borrower or Preferred Stock of a Guarantor) or any Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Guarantor and the release of the Borrower or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; (ii) any securities or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days after such Asset Disposition, to the extent of the cash received in that conversion; (iii) the Fair Market Value of (A) any assets (other than securities) received by the Borrower or any Restricted Subsidiary to be used by it in the Related Business, (B) Capital Stock in a Person that is a Restricted Subsidiary or in a Person engaged in the Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Borrower or any Restricted Subsidiary or (C) a combination of (A) and (B); and (iv) any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with the Fair Market Value of all other Designated Non-cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not greater than 7.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value. (c) The Borrower shall apply the Net Available Cash from any Asset Disposition as required by Section 2.3(b)(iii). 7.6 Limitation on Affiliate Transactions. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with (which term, for purposes of this Section 7.6, shall include “for the benefit of” where appropriate in the context) any Affiliate of the Borrower that involves an amount in excess of $10,000,000 (an “Affiliate Transaction”) unless: (i) the terms of the Affiliate Transaction are not materially less favorable to the Borrower or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; and (ii) if such Affiliate Transaction involves an amount in excess of $30,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Borrower disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (i) above are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Borrower. (b) The provisions of Section 7.6(a) shall not prohibit: (i) (A) any Restricted Payment permitted to be made pursuant to Section 7.1 or any Permitted Investment (or any Affiliate Transaction that would constitute a Restricted Payment or Permitted Investment but for the exclusions from such definitions and their component definitions) and (B) any Permitted Lien; (ii) any employment agreement or other employment compensation plan in existence on the Agreement Date or entered into thereafter in the ordinary course of business, including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower; 98

(iii) reasonable compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, employment and severance agreements provided on behalf of directors, officers and employees of the Borrower or its Restricted Subsidiaries, in each case, approved by the Board of Directors of the Borrower or, in the case of indemnification arrangements, consistent with applicable charter, by-law or statutory provisions; (iv) any transaction with the Borrower, a Restricted Subsidiary or joint venture or similar entity that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (v) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Borrower; (vi) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements); (vii) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction; (viii) any agreement as in effect on the Agreement Date and described on Schedule 7.6 and any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions, taken as a whole, are not materially less favorable to the Borrower or the Restricted Subsidiaries) and the transactions evidenced thereby; (ix) reasonable advances to or reimbursements of employees for moving expenses, travel expenses and similar expenditures, in each case, in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries; and (x) any Affiliate Transaction with respect to which the Board of Directors of the Borrower shall have received a written opinion from an investment banking firm, accounting firm or appraisal firm of national standing (provided that such firm is not an Affiliate of the Borrower) to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Borrower and its Restricted Subsidiaries or is not materially less favorable to the Borrower and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate. 7.7 Limitation on Line of Business. The Borrower shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except to such extent as would not be material to the Borrower and its Restricted Subsidiaries as a whole. 7.8 Limitation on Fundamental Changes. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that: (a) so long as no Event of Default has occurred and is continuing or would result therefrom and immediately after giving pro forma effect to such transaction, either (x) the Borrower (or Successor Borrower, as applicable) would be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 7.2(a) or (y) the Consolidated Coverage Ratio of the Borrower (or Successor Borrower, as applicable) is greater than the Consolidated Coverage Ratio of the Borrower immediately prior to giving effect to such transaction, then any Subsidiary or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the continuing or surviving corporation or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (i) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia 99 or any territory thereof, (ii) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in a form reasonably satisfactory to the Administrative Agent, (iii) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement hereto confirmed that its Guaranty hereunder shall apply to any Successor Borrower’s obligations under this Agreement, (iv) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Collateral Document affirmed that its obligations thereunder shall apply to its Guaranty as reaffirmed pursuant to clause (iii), and (v) the Successor Borrower shall have delivered to the Administrative Agent (x) an Officers’ Certificate stating that such merger, amalgamation, or consolidation and such supplements preserve the enforceability of the Guaranty and the perfection and priority of the Liens under the applicable Collateral Documents and (y) if requested by the Administrative Agent, an Opinion of Counsel to the effect that such merger, amalgamation, or consolidation does not violate this Agreement or any other Loan Document and that the provisions set forth in the preceding clauses (iii) and (iv) preserve the enforceability of the Guaranty and the perfection of the Liens created under the applicable Collateral Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement); (b) so long as no Event of Default has occurred and is continuing or would result therefrom and immediately after giving pro forma effect to such transaction, either (x) the Borrower would be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 7.2(a) or (y) the Consolidated Coverage Ratio of the Borrower is greater than the Consolidated Coverage Ratio of the Borrower immediately prior to giving effect to such transaction, then any Subsidiary or any other Person (other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower (in each case, other than the Borrower); provided that (A) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (1) a Restricted Subsidiary shall be the continuing or surviving Person or (2) the Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (B) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation and if the surviving Person is not already a Guarantor, such Person shall execute a supplement to this Agreement and the relevant Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, hereunder and thereunder for the benefit of the Secured Parties, and (C) the Borrower shall have delivered to the Administrative Agent an Officers’ Certificate stating that such merger, amalgamation or consolidation and any such supplements to any Collateral Document preserve the enforceability of the Guaranty and the perfection and priority of the Liens under the applicable Collateral Documents; (c) (i) any Restricted Subsidiary that is not a Loan Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to the Borrower or any other Restricted Subsidiary or (ii) any Loan Party (other than the Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Loan Party; (d) any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to a Loan Party; provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets; (e) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and (f) the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose of which is to effect an Asset Disposition (which for purposes of this clause (f), will include any 100 disposition below the dollar threshold set forth in clause (C) of the definition of “Asset Disposition”) permitted by Section 7.5 or an Investment permitted pursuant to Section 7.1 or an Investment that constitutes a Permitted Investment. 7.9 Impairment of Security Interest. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Secured Parties. 7.10 Amendment of Subordinated Obligations and Specified Junior Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify the documentation governing any Subordinated Obligations or Specified Junior Indebtedness, if the effect of such amendment or modification is materially adverse to the Lenders; provided that any such amendment or modification will be deemed not to be materially adverse to the Lenders if such Subordinated Indebtedness or Specified Junior Indebtedness, as applicable, could otherwise be Incurred under this Agreement (including as Indebtedness that does not constitute Subordinated Obligations or Specified Junior Indebtedness) with such terms as so amended or modified at the time of such amendment or modification. 7.11 Fiscal Year. The Borrower shall not, and shall not permit any Restricted Subsidiary to, change its Fiscal Year without the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that, in connection with any such change, the Administrative Agent and the Borrower shall enter into any amendment to this Agreement necessary to incorporate such change in Fiscal Year and maintain the intent of any provisions impacted thereby. ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.1 Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”): (a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Term Loan or (ii) pay within three (3) Business Days after the same becomes due, any interest on any Term Loan, or any fee due hereunder, or (iii) pay within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or (b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.2, 6.3(d), 6.4 (with respect to the Borrower only), 6.10, 6.11, 6.12 or 6.13 or Article VII, or (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Article X; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.1(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of such Loan Party has knowledge thereof or receives notice thereof from Administrative Agent; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made (provided that, to the extent any such representation and warranty is qualified by, or subject to, “materiality”, “Material Adverse Effect” or similar language, the same shall be true and correct in all respects); or 101

(e) Cross-Default; Cross-Acceleration. (i) Any payment default shall occur with respect to any payment of principal of or interest on any Indebtedness of any Loan Party, in each case (excluding the Term Loans and any Indebtedness owed to the Borrower or any other Loan Party) in excess of the Threshold Amount and such default shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) any default shall occur with respect to the observance or performance by any Loan Party of any other agreement relating to any Indebtedness of any Loan Party (excluding Indebtedness hereunder) referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity (an “Acceleration”) and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given and (in the case of the preceding clause (i) or this clause (ii)) such default, event or condition shall not have been remedied or waived by or on behalf of such holder or holders (provided that this clause (ii) shall not apply to (w) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder, (x) any termination event or similar event pursuant to the terms of any Interest Rate Agreement, Currency Agreement or Commodity Agreement), (y) obligations arising due to the delivery of a notice of voluntary prepayment of Indebtedness if such voluntary prepayment is permitted hereunder or (z) mandatory prepayments of asset-based loans in an aggregate principal amount not in excess of the Threshold Amount), or (iii) there shall have been an Acceleration of any Indebtedness (excluding Indebtedness hereunder) referred to in clause (i) above and, if the Administrative Agent has not yet commenced the exercise of remedies under the Loan Documents, such Acceleration shall not have been rescinded; or (f) Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or (h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate unpaid amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries to the Pension Plan, Multi-employer Plan or the PBGC, other than liability that has been satisfied or otherwise is no longer outstanding, in an aggregate amount that could reasonably be expected to have a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of the Threshold Amount; or 102

(j) Invalidity of Loan Documents. Any provision (not contemplated by Section 8.1(l) below) of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any such provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any such provision of any Loan Document, or revokes, terminates or rescinds any such provision of any Loan Document; or (k) Change of Control. There occurs any Change of Control; or (l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.1, 6.12 or 6.13 shall for any reason (other than pursuant to, or as permitted by, the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, which Collateral has a Fair Market Value in excess of the Threshold Amount; or (m) Subordination. (i) The subordination provisions of the documents evidencing or governing any subordinated Indebtedness of any Loan Party (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Lenders or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions. 8.2 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions: (a) declare the commitment of each Lender to make Terms Loans to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents; provided, however, that upon the occurrence of an event described in Section 8.1(f) with respect to the Borrower, the obligation of each Lender to make Term Loans shall automatically terminate, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender. 8.3 Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Term Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.2), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15, be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the 103 respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. ARTICLE IX THE AGENT 9.1 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.4(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 9.3 Exculpatory Provisions. The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable: 104

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein; (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender; (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and (f) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information, to any Disqualified Institution (other than any such assignment, participation or disclosure made by the Administrative Agent in its capacity as a Lender hereunder). 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent 105 accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 9.6 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that such successor shall, so long as no Default or Event of Default exists at such time, be subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent, appoint a successor; provided that such successor shall, so long as no Default or Event of Default exists at such time, be subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.1(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.6). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.4 shall continue in effect for 106 the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. 9.7 Non-Reliance on the Administrative Agent, the Arranger and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. 9.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents. 9.9 Administrative Agent May File Proofs of Claim; Credit Bidding. (a) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.7 and 11.4) allowed in such judicial proceeding; andto collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the 107

Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.7 and 11.4. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or shares of Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 11.1 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the shares of Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. 9.10 Concerning the Collateral, Guaranties and Related Loan Documents. (a) Each Lender authorizes and directs the Administrative Agent to enter into the other Loan Documents, including the ABL Intercreditor Agreement and any Acceptable Intercreditor Agreement, for the ratable benefit and obligation of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loans and all interest, fees and expenses hereunder constitute one Indebtedness, secured pari passu by all of the applicable Collateral. (b) Each Lender authorizes and directs the Administrative Agent to enter into (i) the Collateral Documents, (ii) the ABL Intercreditor Agreement and any Acceptable Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (iii) any amendments to, waivers of or supplements to or other modifications of the Collateral Documents, the ABL Intercreditor Agreement or any Acceptable Intercreditor Agreement, in each case with respect to the preceding clauses (i), (ii) and (iii), in connection with the Incurrence by the Borrower of Incremental Term Loans, Refinancing Term Loans or other Indebtedness secured by a Permitted Lien (each, an “Intercreditor Agreement Supplement”) to permit such Incremental Term Loans, Refinancing Term Loans, or other Indebtedness to be secured by a valid, perfected Lien on Collateral (with such priority as may be designated by the relevant Loan Parties, as and to the extent such priority is permitted by the Loan Documents) (it being agreed that any 108

Lien securing such Indebtedness (other than Incremental Term Loans and Refinancing Term Loans) shall be granted pursuant to security documents separate from the Collateral Documents) and (iv) any Incremental Term Amendment, Extension Amendment or Refinancing Amendment as provided in Sections 2.12, 2.13 and 2.14, respectively, and any amendment as provided in Section 1.3(b) or Section 7.11. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Administrative Agent or the Required Lenders in accordance with the provisions of this Agreement, the Collateral Documents, any applicable intercreditor agreement, including the ABL Intercreditor Agreement or any applicable Acceptable Intercreditor Agreement, any Intercreditor Agreement Supplement, any Incremental Term Amendment, any Extension Amendment or any Refinancing Amendment and the exercise by the Administrative Agent or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. (b) Without limiting the foregoing provisions of this Section 9.10 and Section 9.9, each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon Full Payment of the Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Assets” or (iv) if approved, authorized or ratified in writing in accordance with Section 11.1; (c) to release any Guarantor from its obligations under this Agreement and the other Loan Documents if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents; provided, however, that no Guarantor shall be released from its obligations under this Agreement and the other Loan Documents as a result of it becoming an Excluded Subsidiary of the type described in clause (e) of the definition thereof following the sale, transfer or other distribution of any shares of Capital Stock or other equity interests of such Guarantor (and which clause is the only basis on which such Guarantor would constitute an Excluded Subsidiary) unless such sale, transfer or other disposition is made in good faith to a bona fide unaffiliated third party and not for the primary purpose of obtaining a release of such Guarantor from its obligations under this Agreement and the other Loan Documents; provided, further, that no such release shall occur if such Person is to become or remain an obligor or a guarantor in respect of any Long-Term Indebtedness of the Borrower or any Guarantor in excess of the Threshold Amount; and (d) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (7) of the definition of “Permitted Liens.” Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under its Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under its Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. 9.11 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases 109 being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95- 60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). ARTICLE X GUARANTY 10.1 Guaranty of the Obligations. Subject to the provisions of Section 10.2, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the benefit of the Secured Parties the due and punctual payment in full of all Obligations of the Borrower, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any equivalent provision in any applicable jurisdiction) (collectively, the “Guaranteed Obligations”). Each Guarantor, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor under this ARTICLE X not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, state or provincial law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of 110 collection, and waives any right to require that any resort be had by Administrative Agent or any other Secured Party to any security held for the payment of the Obligation. 10.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 10.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 10.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 10.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 10.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third-party beneficiary to the contribution agreement set forth in this Section 10.2. 10.3 Payment by Guarantors. (a) Subject to Section 10.2, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any equivalent provision in any applicable jurisdiction), the Guarantors will upon demand pay, or cause to be paid, in cash, to the Administrative Agent, for the benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code or other similar legislation in any jurisdiction, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Secured Parties as aforesaid. 10.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows: (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety; (b) the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and the Administrative Agent or any other Secured Party with respect to the existence of such Event of Default; 111

(c) the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions; (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent or any other Secured Party is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; (e) the Administrative Agent and/or the other Secured Parties, upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Administrative Agent for the benefit of the Secured Parties in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Administrative Agent may have against any such security, in each case as the Administrative Agent in its discretion may determine consistent herewith or any applicable security agreement (including the Security Agreement), including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and (f) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though the Administrative Agent or the Secured Parties might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the Administrative Agent’s or the Lenders’ consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding 112 restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against the Administrative Agent or any other Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as a Guarantor in respect of the Guaranteed Obligations. 10.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Administrative Agent and each other Secured Party: (a) any right to require the Administrative Agent or any other Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account, Securities Account or Commodities Account (each as defined in the Security Agreement) or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of the Administrative Agent or any other Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Administrative Agent’s or any other Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 10.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof other than Full Payment of the Obligations. 10.6 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and all Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or any other Secured Party now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Administrative Agent or any other Secured Party. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and all Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by 10.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Administrative Agent or any other Secured Party may have against the Borrower, to all right, title and interest the Secured Parties may have in any such collateral or security, and to any 113 right the Administrative Agent or any other Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Administrative Agent and the other Secured Parties and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. 10.7 Subordination of Other Obligations. Any indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent and the other Secured Parties and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. 10.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and all Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations. 10.9 Authority of Guarantors or Borrowers. It is not necessary for the Administrative Agent or any other Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or any officers, directors or any agents acting or purporting to act on behalf of any of them. 10.10 Financial Condition of the Borrower. Any Term Loan may be made to the Borrower or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Neither the Administrative Agent nor any other Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent or any other Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by the Administrative Agent or any other Secured Party. 10.11 Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. (b) The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. (c) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in Section 10.11(b) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the 114

Administrative Agent and the other Secured Parties, or allow the claim of the Administrative Agent and the other Secured Parties in respect of, any such interest accruing after the date on which such case or proceeding is commenced. (d) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Administrative Agent or any other Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder. ARTICLE XI MISCELLANEOUS 11.1 Amendments, Etc. Subject to Section 3.3(c), Section 2.12, 2.13, 2.14 and the last paragraph of this Section 11.1, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender (it being understood that a waiver of any Default, Event of Default or mandatory prepayment hereunder will not constitute an extension or increase of any Commitment); (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment (it being understood that a waiver of any Default, Event of Default or mandatory prepayment hereunder will not constitute such a postponement); (c) reduce the principal of, or the rate of interest specified herein on, any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount (it being understood that a waiver of any Default, Event of Default or mandatory prepayment hereunder will not constitute such a reduction in principal); provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; (d) change (i) Section 8.3 or (ii) except as provided in Section 2.12, 2.13 and 2.14, change Section 2.3(b)(v) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby; (e) change (i) any provision of this Section 11.1 or the definition of “Required Lenders” or “Required Class Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; (f) release all or substantially all of the value of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; (g) release all or substantially all of the Guaranties of the Guarantors pursuant to Article X, without the written consent of each Lender, except to the extent the release of any Subsidiary from its Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or 115

(h) directly, materially and adversely affect the rights of Lenders holding Commitments or Term Loans of one Class differently from the rights of Lenders holding Commitments or Term Loans of any other Class without the written consent of the applicable Required Class Lenders; and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Term Loans may not be extended, the rate of interest on any of its Term Loans may not be reduced and the principal amount of any of its Term Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended (i) to cure any ambiguity, mistake, omission, defect or inconsistency, (ii) in accordance with Section 2.12 to incorporate the terms of any Incremental Term Loans and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans or other loans and any Commitments or other commitments in connection therewith, (iii) in accordance with Section 2.13 to effectuate an Extension Amendment and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans and any Commitments in connection therewith, (iv) in accordance with Section 2.14 to incorporate the terms of any Refinancing Term Commitments and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans or other loans and any Commitments or other commitments in connection therewith, (v) in accordance with Section 1.3(b) in connection with a change in GAAP or the application thereof or (vi) in accordance with Section 7.11, in each case, with the consent of the Administrative Agent but without the consent of any Lender (except as expressly provided in Section 2.12, 2.13 or 2.14, as applicable). 11.2 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.2; and (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in sub clause (b) below shall be effective as provided in such clause (b). (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or 116 intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e- mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Administrative Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non- public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent and each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. 11.3 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or 117 under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.8 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 11.4 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower agrees to pay to the Administrative Agent, for its benefit, on demand, all reasonable and documented out-of-pocket costs and expenses that the Administrative Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable and documented, out-of-pocket costs and expenses for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) reasonable and documented, out-of-pocket costs and expenses of lien searches; (d) documented, out-of-pocket Taxes, and reasonable and documented, out-of-pocket fees and other charges for filing financing statements and continuations and other actions to perfect, protect and continue the Administrative Agent’s Liens (including reasonable costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of this Agreement); and (e) reasonable sums paid or incurred to pay any amount or take any action required of the Loan Parties under the Loan Documents that the Loan Parties fail to pay or take. In addition, the Borrower agrees to pay, during or after the existence of an Event of Default, (i) on demand to the Administrative Agent, for its benefit, all costs and expenses incurred by the Administrative Agent (including Attorney Costs), and (ii) to the Lenders, on demand, all reasonable and actual fees, expenses and disbursements incurred by the applicable Lenders for one law firm retained by such Lenders (and, in the event of any conflict of interest among (x) any applicable Lenders, on the one hand, and (y) the Administrative Agent or the other Lenders, on the other hand, one additional law firm for the Lenders subject to such conflict), in each case, paid or incurred to obtain payment of the Obligations, enforce the Administrative Agent’s Liens, sell or otherwise realize upon the applicable Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower and other Loan Parties. (b) Indemnification by the Borrower. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs of the Administrative Agent and reasonable legal costs and expenses of the Lenders of one law firm retained by such Lenders (and, in the event of any conflict of interest among (x) any applicable Lenders, on the one hand, and (y) the Administrative Agent or the other Lenders, on the other hand, one additional law firm in each relevant jurisdiction for the Lenders subject to such conflict)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, 118 any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.1), (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or the Administrative Agent in their capacities as such). Without limiting the provisions of Section 3.1(c), this Section 11.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.4 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub- agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.10(d). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section 11.4 shall be payable not later than ten (10) Business Days after demand therefor. (f) Survival. The agreements in this Section 11.4 and the indemnity provisions of Section 11.2(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of all Commitments hereunder and the repayment, satisfaction or discharge of all the other Obligations. 119

11.5 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the Full Payment of the Obligations and the termination of this Agreement. 11.6 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.6(b) and in the case of any assignee that is the Borrower, Section 11.6(f), (ii) by way of participation in accordance with the provisions of Section 11.6(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.6(e) (and, except as expressly set forth in Section 11.6(g), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.6 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Term Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.6 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in clause (b)(i)(A) of this Section 11.6, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans or the Commitment assigned; (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.6 and, in addition: 120

(A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) a Specified Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the credit facility provided herein; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of (i) any unfunded Commitment if such assignment is to a Person that is not a Lender with a Commitment hereunder, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund. (iv) Assignment and Assumption. The assignor or assignee party to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower except in accordance with Section 11.6(f), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons). (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.6, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5 and 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.6. 121

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.4(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.1 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.6 (it being understood that the documentation required under Section 3.1(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.6; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.6 and 11.13 as if it were an assignee under clause (b) of this Section 11.6 and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or 122 assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (f) Assignments to the Borrower. Notwithstanding anything to the contrary contained in this Section 11.6 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Commitment or Term Loans owing to it to the Borrower on a non-pro rata basis through (i) one or more modified Dutch auctions open to all Lenders in accordance with the procedures set forth below or (ii) open market purchases on a non-pro rata basis, in each case subject to the following limitations: (i) In the case of any Dutch auction, (A) notice of the Auction shall be made to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 11.6(f) and the Auction Procedures set forth on Exhibit L and are otherwise reasonably acceptable to the Borrower, the Auction Manager and the Administrative Agent; (ii) With respect to all repurchases made by the Borrower pursuant to this Section 11.6(f), (A) the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer stating that (1) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (2) as of (x) the launch date of (I) the applicable Auction or (II) the open market purchases, as the case may be, and (y) the effective date of any corresponding Affiliate Assignment Agreement, it is not in possession of any information regarding the Borrower, its Subsidiaries or its Affiliates, or their assets, the Borrower’s ability to perform its obligations hereunder or any other matter that may be material to a decision by any Lender to participate in any such Auction or open market purchase or enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Administrative Agent, the Auction Manager (in connection with an Auction, if applicable) and the Lenders, (B) all such repurchases by the Borrower shall be made at a discount to the par principal amount of the Term Loans assigned, (C) the Borrower shall not use the proceeds of any loans under the ABL Agreement or any other revolving credit loan to acquire any such Term Loans and (D) the assigning Lender and the Borrower shall execute and deliver to the Administrative Agent and, in connection with any Auction, the Auction Manager, if applicable, an Affiliate Assignment Agreement; and (iii) Following any repurchase by the Borrower pursuant to this Section 11.6(f), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document, and such cancellation shall reduce the remaining installments of principal required by Section 2.5 in inverse order of maturity. In connection with any Term Loans repurchased and cancelled pursuant to this Section 11.6(f), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation. (g) Disqualified Institutions. (i) No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 11.6, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply. (ii) If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable 123

Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent (A) prepay any Term Loans held by such Disqualified Institution by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.6), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.6(b), (ii) such assignment does not conflict with Applicable Laws and (iii) in the case of clause (A), the Borrower shall not use the proceeds from any Term Loans to prepay Term Loans held by Disqualified Institutions. (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). (iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same. Without limiting the foregoing, the Administrative Agent hereby agrees to make available a current list of Disqualified Institutions of the type identified under clauses (i) and (ii) of the definition of Disqualified Institution and, to the extent identified in writing to the Administrative Agent by the Borrower, clause (iii) of the definition of Disqualified Institution, upon written request for such list from any Lender (other than a Disqualified Institution). 11.7 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.7, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.12 or 2.14 (it being understood that the DQ List may be disclosed to any assignee or prospective assignee, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection 124 with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.7, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.7. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and general information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section 11.7, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, and in each case, from their Related Parties, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.7 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non- public information in accordance with Applicable Law, including United States Federal and state securities Laws. 11.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 11.8 are in addition to other rights and remedies (including other rights of setoff) that such Lender, or their respective Affiliates, may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. 11.9 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) 125 amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of making any Term Loan hereunder, and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited. 11.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1 and 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.6(b); (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with Applicable Laws; and 126

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto. 11.14 Governing Law; Jurisdiction; Etc. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (a) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (b) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 11.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.2. NOTHING IN THIS 127

AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15. 11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the other Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any of other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each of the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. 11.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which 128 information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act. 11.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. 11.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority. 11.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 11.21, the following terms have the following meanings: 129

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). [Remainder of Page Left Blank] 130

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above. BORROWER U.S. CONCRETE, INC., a Delaware corporation by /s/ Paul M. Jolas Name: Paul M. Jolas Title: Senior Vice President, General Counsel, and Secretary [Signature Page to Credit and Guaranty Agreement]

GUARANTORS ALBERTA INVESTMENTS, INC. ALLIANCE HAULERS, INC. AMERICAN CONCRETE PRODUCTS, INC. ATLAS REDI-MIX, LLC ATLAS-TUCK CONCRETE, INC. BEALL CONCRETE ENTERPRISES, LLC BODE CONCRETE LLC BODE GRAVEL CO. BRECKENRIDGE READY MIX, INC. CENTRAL CONCRETE SUPPLY CO., INC. COLONIAL CONCRETE, CO. CUSTOM-CRETE, LLC CUSTOM-CRETE REDI-MIX, LLC EASTERN CONCRETE MATERIALS, INC. HAMBURG QUARRY LIMITED LIABILITY COMPANY INGRAM CONCRETE, LLC KURTZ GRAVEL COMPANY LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC MASTER MIX, LLC MASTER MIX CONCRETE, LLC NEW YORK SAND & STONE, LLC NYC CONCRETE MATERIALS, LLC PEBBLE LANE ASSOCIATES, LLC PREMCO ORGANIZATION, INC. REDI-MIX GP, LLC REDI-MIX, LLC SIERRA PRECAST, INC. SMITH PRE-CAST, INC. SUPERIOR CONCRETE MATERIALS, INC. TITAN CONCRETE INDUSTRIES, INC. USC ATLANTIC, INC. USC-JENNA, LLC USC MANAGEMENT CO., LLC USC-NYCON, LLC USC PAYROLL, INC. U.S. CONCRETE ON-SITE, INC. USC-NEW YORK PAYROLL, LLC USC TECHNOLOGIES, INC. VALENTE EQUIPMENT LEASING CORP. WMC IP, INC. A.B. OF SAYVILLE, LTD. BSLH REALTY CORP. CORAM MATERIALS CORP. MILLER PLACE DEVELOPMENT LLC MLFF REALTY CORP. [Signature Page to Credit and Guaranty Agreement]

by /s/ Paul M. Jolas Name: Paul M. Jolas Title: Vice President and Secretary YARDARM, LLC POLARIS AGGREGATES INC. by /s/ Paul M. Jolas Name: Paul M. Jolas Title: Secretary REDI-MIX CONCRETE, L.P., by Redi-Mix GP, LLC, its general partner by /s/ Paul M. Jolas Name: Paul M. Jolas Title: Vice President and Secretary [Signature Page to Credit and Guaranty Agreement]

GUARANTORS NORCAL MATERIALS, INC. by /s/ Mark B. Peabody Name: Mark B. Peabody Title: President USC-Kings, LLC WMC OP, LLC by /s/ Mark B. Peabody Name: Mark B. Peabody Title: Vice President and Secretary OUTRIGGER, LLC by /s/ Mark B. Peabody Name: Mark B. Peabody Title: Secretary [Signature Page to Credit and Guaranty Agreement]

GUARANTORS 160 EAST 22ND TERMINAL LLC AGGREGATE & CONCRETE TESTING, LLC FERRARA BROS., LLC FERRARA WEST LLC RIGHT AWAY REDY MIX INCORPORATED ROCK TRANSPORT, INC. by /s/ Ronnie Pruitt Name: Ronnie Pruitt Title: President SUPERIOR CONCRETE MATERIALS, INC. by /s/ Ronnie Pruitt Name: Ronnie Pruitt Title: Vice President [Signature Page to Credit and Guaranty Agreement]

BANK OF AMERICA, N.A., individually, and as the Administrative Agent and Arranger By: /s/ Mollie S. Camp Name: Mollie S. Camp Title: Vice President BOFA SECURITIES, INC., as Arranger By: /s/ Mark Kushemba Name: Mark Kushemba Title: Managing Director [Signature Page to Credit and Guaranty Agreement]

SCHEDULE 1.1 LENDERS’ COMMITMENTS Lender Initial Term Loan Commitment Bank of America, N.A. $180,000,000.00